As filed with the Securities and Exchange Commission on December 30, 2005
Registration No. _________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
SECURITIES ACT OF 1933

SKYLYNX COMMUNICATIONS, INC.

(Name of Small Business Issuer in Its Charter)
Delaware	9995	37-1465836
(State or Other Jurisdiction	(Primary Standard Industrial	IRS Employer
of Incorporation or Organization)	Classification Code Number)	Identification Number

500 John Ringling Boulevard
Sarasota, Florida 34236
(941) 388-2882
(Address and Telephone Number of Principal Executive Offices)

500 John Ringling Boulevard
Sarasota, Florida 34236
(941) 388-2882
(Address of Principal Place of Business)

Gary L. Brown, President
500 John Ringling Boulevard
Sarasota, Florida 34236
(941) 388-2882
(Name, Address and Telephone Number of Agent For Service)

Copies to:
Clifford L. Neuman, Esq.
Clifford L. Neuman, PC
1507 Pine Street
Boulder, Colorado 80302
(303) 449-2100

Approximate Date of Proposed Sale to Public:
As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $.0001 par value, issuable upon conversion of notes	41,250,000(2)(3)	$0.044 (2)	$1,815,000	$194.21
Common Stock, $.0001 par value, issuable upon exercise of warrants:	20,000,000(2)(3)	$0.20(2)	$4,000,000	$428.00
Common Stock, $.0001 par value, issuable upon exercise of placement agent warrants
TOTAL:	61,250,000			$622.21

(1)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2)          Calculated in accordance with Rule 457(g) under the Securities Act on the basis of the highest of (1) the price at which the notes are convertible and/or warrants exercisable or (2) the market price of the securities at the same class determined in accordance with Rule 457(c).

(3)          Pursuant to Rule 416, there are also being registered such additional shares of common stock as may become issuable pursuant to the adjustment provisions of the convertible notes and the warrants. Number of shares to be registered represents 200% of the total number of shares of common stock underlying the convertible notes, warrants and placement agent warrants.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

SkyLynx Communications, Inc.

Cross-Reference Index
	Item No. and Heading In Form SB-2 Registration Statement	Location in Prospectus
1.	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus	Forepart of Registration Statement and Outside Front Cover Page of Prospectus
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages of Prospectus
3.	Summary and Risk Factors	Prospectus Summary; Risk Factors
4.	Use of Proceeds	Use of Proceeds; Risk Factors
5.	Determination of Offering Price	*
6.	Dilution	*
7.	Selling Securityholders	Selling Securityholders
8.	Plan of Distribution	Plan of Distribution
9.	Legal Proceedings	Legal Proceedings
10.	Directors, Executive Officers, Promoters and Controlling Persons	Management
11.	Security Ownership of Certain Beneficial Owners and Management	Security Ownership of Certain Beneficial Owners and Management
12.	Description of Securities	Description of Securities
13.	Interest of Named Experts and Counsel	Legal Matters; Experts
14.	Disclosure of SEC Position on Indemnification for Securities Act Liabilities	Indemnification
15.	Organization Within Last Five Years	*
16.	Description of Business	Prospectus Summary; Risk Factors; Business
17.	Management's Discussion and Analysis or Plan of Operation	Management's Discussion and Analysis of Financial Condition and Results of Operations; Financial Statements; Business
18.	Description of Property	Business
19.	Certain Relationships and Related Transactions	Certain Relationships and Related Transactions
20.	Market for Common Equity and Related Stockholder Matters	Market for Our Common Stock and Related Matters
21.	Executive Compensation	Management-Executive Compensation
22.	Financial Statements	Financial Statements
23.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	*

_____________________________

*          Omitted from Prospectus because Item is inapplicable or answer is in the negative

iii

Prospectus

SKYLYNX COMMUNICATIONS, INC.

61,250,000 Shares Common Stock

__________________________

          This is an offering of shares of our common stock by persons and companies that were, and may be issued convertible notes that are convertible into shares of our common stock and warrants to purchase shares of our common stock in a private offering. The common stock underlying the notes and warrants may be sold once the notes are converted or the warrants exercised in accordance with their terms.

          Our common stock is traded on the Over-the-Counter Market and quoted on the OTC Electronic Bulletin Board under the symbol "SKYC." On December ___, 2005, the bid and asked prices of our common stock as quoted on the Bulletin Board were $_____ and $______, respectively.
Investing in our common stock involves a high degree of risk. You should read the "Risk Factors" beginning on Page ____.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus is _________________, 2006.

PROSPECTUS SUMMARY

About Our Company

We are a Delaware corporation. We act as a holding company for two operating subsidiaries: SkyLynx Wireless Networks, Inc., and Rover Telcom Corporation.

Through SkyLynx Wireless Networks, Inc., we develop and deploy dedicated wireless data networks designed for businesses and governmental agencies. We have successfully deployed systems in Seattle, Tacoma and Denver.

Through Rover Telcom Corporation, we operate an internet service provider under the name Net Assets. With principal offices located in Fresno, California, Net Assets offers development services for intranets, database design, web design and e-commerce design, co-location, hosting and internet service connections.

In December, 2005, we entered into two Agreements and Plan of Merger to acquire two additional subsidiaries: Vetco Hospitals, Inc., and Digital Computer Integration Corporation. Consummation of these acquisitions is subject to numerous conditions customary to transactions of this kind, including the completion of due diligence, obtaining necessary corporate approvals and no adverse changes in the respective businesses. If these transactions are completed, of which there are no assurances, they would result in a change of control of SkyLynx. We expect that if we are able to complete these acquisitions, the closings will occur in the first quarter of 2006.

Our executive offices are located at 500 John Ringling Boulevard, Sarasota Florida 23126. Our telephone number is (941) 388-2882.

About the Offering
*

This is an offering by Selling Securityholders of 61,250,000 shares of common stock that they may acquire by converting notes and by exercising warrants. The notes and warrants were, and may be acquired in a private offering that initially closed on August 2, 2005.

*

There are currently 30,625,000 shares of our common stock issuable upon conversion of the notes and exercise of the warrants. Under our agreements with the Selling Securityholders, we have agreed to register an additional 30,625,000 shares, or 200%, to cover possible future downward adjustments to the conversion price of the notes or exercise prices of the warrants under certain circumstances.

*	The Selling Securityholders may sell the shares of common stock covered by this prospectus when they have either converted the notes or exercised the warrants.
*	We will not receive any proceeds from the resale of common stock by the Selling Securityholders.
*	We may receive proceeds from the exercise of the warrants, which would be used for general working capital.
*	The Selling Securityholders may offer their shares from time to time either in privately negotiated transactions or in public market transactions.
*	Common Shares Outstanding Before Offering	30,734,036
*	Common Shares Offered by Selling Securityholders (assuming all notes are converted and all warrants exercised)	30,625,000
*	Common Shares Outstanding After Offering	61,359,036

_______________

Summary Financial Data

          Our historical operating information may not be indicative of our future operating results. The following summary financial data is incomplete and should be read in conjunction with our complete financial statements contained elsewhere in this prospectus.

	Year Ended June 30, 2005	Year Ended June 30, 2004	Three Month Period Ended September 30, 2005 (unaudited)	Three Month Period Ended September 30, 2004 (unaudited)
Statements of Operations Data:
Revenue	$471,477	$339,272	$85,526	$51,710
Operating expenses	2,749,265	3,712,816	432,654	649,441
Operating loss	(2,505,220)	(3,567,743)	(347,128)	564,013
Other expense	(55,865)	(7,723)	(808,769)	- 0 -
Net (loss)	(2,706,781)	(3,575,466)	(1,155,897)	564,013
Basic and diluted loss per share	$(0.14)	$(0.39)	$(0.04)	$(0.04)
Weighted Average Common Shares Outstanding	$18,824,286	$9,111,193	$30,212,314	$15,686,898

	At June 30, 2005	At September 30, 2005 (unaudited)
Balance Sheets Data:
Working capital (deficit)	$(1,638,443)	$(960,396)
Total assets	212,012	808,404
Total Liabilities	1,974,468	2,724,168
Stockholders' equity (deficit)	$(1,762,456)	$(1,915,754)

_______________________

RISK FACTORS

          An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

Our auditors have expressed doubt about our ability to continue as a going concern.

          The accompanying financial statements have been prepared assuming that we will continue as a going concern. As of September 30, 2005, we had an accumulated deficit of $8,989,225. Accordingly, we have never generated sufficient revenue and require funding in order to meet our capital resource needs. To date, we have generated cash from the sale of common stock, convertible debt securities and advances from affiliates. The stockholders and affiliates are under no obligation to continue to advance working capital. These conditions raise substantial doubt about our ability to continue as a going concern, and as a result, our auditors have added an emphasis paragraph in their report on the June 30, 2005 financial statements.

We have a history of losses, and we expect future losses

          We have never been profitable, we expect to incur net losses for the foreseeable future and we may never be profitable.

          As a result of our unprofitable operating history it is difficult to forecast our future operating results. Whether or not we complete the acquisitions of Vetco Hospitals, Inc. or Digital Computer Integration Corporation, we expect to substantially increase our product development and general administrative expenses. As a result, we will need to generate significant revenues to achieve and maintain profitability in the future. Our future operating results will depend on many factors, including:
*	The overall growth rate for the markets in which we compete

*	The level of market acceptance of, and demand for, our products

*	The level of product and price competition

*	Our ability to attract, train and retain consulting, technical and other key personnel

Our securities represent a highly speculative investment.

          We have not had sufficient capital to fund all of our capital resource needs since our formation, and you cannot assume that our plans will either materialize or prove successful. There is no assurance that our operations will ever produce sufficient revenue to fund our capital resource needs. In the event our plans are unsuccessful, you may lose all or a substantial part of your investment.

We require immediate additional financing.

          We believe that existing cash on hand will be sufficient to meet our presently anticipated working capital and operating requirements through at least the second quarter of 2006. Under our agreements with the Selling Securityholders, upon the initial filing of the registration statement of which this prospectus forms a part, the Selling Securityholders purchased an additional $1 million in convertible notes and warrants, and the Selling Securityholders are obligated to purchase the final $1 million in convertible notes and warrants upon the effective date of the registration statement. Beyond the investments of the Selling Securityholders, we anticipate that we will require additional financing. While we plan to raise additional capital, there is no assurance that we will be successful. Further, even if we are successful in raising additional capital, it may be on terms that results in substantial dilution to our shareholders. If we are unsuccessful in raising additional capital, you may lose all or a substantial part of your investment.

Future financings will not require the prior approval of our shareholders, may result in dilution to our shareholders, and restrictions on our operations.

          If we raise additional funds by issuing equity or debt securities, further dilution to our shareholders could occur. Additionally, we may grant registration rights to investors purchasing equity or debt securities. Debt financing, if available, may involve pledging some or all of our assets and may contain restrictive covenants with respect to raising future capital and other financial and operational matters. If we are unable to obtain necessary additional capital, we may be unable to execute our business strategy, which would have a material adverse effect on our business, financial condition and results of operations.

We have limited human resources; we need to attract and retain highly skilled personnel; and we may be unable to manage our growth with our limited resources effectively.

          We expect that the expansion of our business will place a significant strain on our limited managerial, operational, and financial resources. We will be required to expand our operational and financial systems significantly and to expand, train and manage our work force in order to manage the expansion of our operations. Our future success will depend in large part on our ability to attract, train, and retain additional highly skilled executive level management with experience in the pharmaceutical industry. Competition is intense for these types of personnel from more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than we have. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms or at all. If we are not successful in attracting and retaining these personnel, our business, prospects, financial condition and operating results would be materially adversely affected. Further, our ability to manage our growth effectively will require us to continue to improve our operational, financial and management controls, reporting systems and procedures, to install new management information and control systems and to train, motivate and manage employees. If we are unable to manage growth effectively and new employees are unable to achieve adequate performance levels, our business, prospects, financial condition and operating results could be materially adversely affected.

Our success is dependent upon pricing of our services and obtaining customers.

          Our success depends upon the willingness of subscribers to pay the installation costs and monthly fees of our services. We cannot predict whether demand for our services will materialize at the prices we expect to charge or whether the market will accept prices we may set. Our failure to achieve or sustain desired pricing levels or to obtain a sufficient number of subscribers for our services could have a material adverse effect on our business, financial condition or results of operations. Our ability to attract subscribers and generate future revenues will be dependent on a number of factors, many of which are beyond our control. We can provide no assurance that we will be able to increase our subscriber base. Because of these variables, we are unable to accurately forecast our revenues.

We may incur expenses or suffer a loss of business if our network fails.

          Our success will depend in part upon our ability to support a complex network infrastructure and avoid damage from fires, earthquakes, floods, power losses, systems failures and similar events. The occurrence of a natural disaster or other anticipated problems at our network operations center or at any of our regional operating locations could cause interruptions in our services. Any damage or failure that causes interruptions in our operations could have a material adverse effect on our business, financial condition or results of operations.

We may lose customers if we are unable to respond to technological change in the industry.

          The market for wireless network service is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging nature of these products and services and their rapid evolution will require that we continually improve the performance, features and reliability of our system, particularly in response to our competition. We can provide no assurance that will be successful in responding quickly, cost effectively or sufficiently to these developments. In addition, we may be required to make substantial expenditures in order to adapt to new wireless technologies or standards. These expenditures could have a material adverse effect on our business, financial condition or results of operations.

We may lose customers or incur significant expenses as a result of security breaches of our network.

          Despite our implementation of security measures, our networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Wireless network providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of network users, current and former employees, or others. A person gaining unauthorized access to our network may be able to view and download confidential information stored on our systems or the systems of our subscribers. We could be found liable to our subscribers if they perceive our system to be unsafe. Although we have implemented industry standard security measures, similar measures have been circumvented in the past, and we can provide no assurance that measures we implement will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of our services, which could have a material adverse effect on our business, financial condition or results of operations.

Our long-term growth strategy is dependent on completing acquisitions.

          While net proceeds from this offering are not expected to be utilized for acquisition activity, over the long-term, we intend to significantly grow by acquiring other businesses. Our current capital structure does not support an acquisition program. We intend to use a combination of our common stock, cash and debt obligations to make these future acquisitions. The extent to which we are able to use our common stock for this purpose will depend on its market value from time to time and the willingness of potential sellers to accept it as full or partial payment. To the extent we are unable to use our common stock to make acquisitions, our ability to grow may be limited to funds from internally generated cash flow over and above our other cash needs and our ability to incur additional indebtedness. Our current capital structure may make it more difficult for us to borrow money to use for acquisitions.

          An acquisition strategy such as ours involves risks inherent in assessing the values, strengths, weaknesses and profitability of acquisition candidates. Historically, we have been successful in identifying potential acquisition candidates. As consolidation continues in the industry, the prices for attractive acquisition candidates may be higher than we have paid and may make an acquisition strategy for growth less viable.

We may incur liability related to our network technology or the information or content on our network.

          We may face liability under federal, state or foreign laws for defamation, copyright, trademark or patent infringement, negligence, obscenity or other claims related to the information or data on our network or the technology used in our network. This potential liability may require us to expend substantial resources or discontinue some of our services. Although we carry general liability insurance, our insurance may not cover or fully indemnify us for all liability that we may incur. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition or results of operations.

SkyLynx has only recently deployed its wireless network in limited markets. We may not be able to commercialize our products and services in a cost effective manner.

          We have only recently completed beta testing our network in our first markets of Seattle, Tacoma and Denver, and expect to start generating revenues in those markets in the first quarter of 2006. We do not have the manufacturing experience to handle large commercial requirements. We may not be able to develop manufacturing technologies and processes and expand our plant facilities to the point where they are capable of satisfying large commercial orders. Development and expansion of these technologies and processes require extensive lead times and the commitment of significant financial, engineering and human resources. We may not successfully develop the required manufacturing technologies and processes.

Market acceptance of our products and services may take longer to develop than we anticipate or may never develop.

          Our products and services represent a new technology and their success will depend on this technology achieving market acceptance. Because we design our products to capitalize on markets that presently utilize or are serviced by products from traditional and well-established sources, we may face significant resistance from end-users to adopt a new and alternative power source technology. If a mass market develops more slowly than we anticipate or fails to develop, we may not be able to recover the expenses we incurred to develop these products.

We may be unable to compete successfully in a highly competitive market.

          The development and marketing of systems similar to ours is extremely competitive. Competitors range from development stage companies to major domestic and international companies, many of which have:
*	substantially greater financial, technical, marketing and human resource capabilities;

*	established relationships with original equipment manufacturers;

*	name-brand recognition; and

*	established positions in the markets that we have targeted for penetration.

These or other companies may succeed in developing and bringing to market products or technologies that are more cost-effective than those being developed by us or that would render our products and technology obsolete or non-competitive in the marketplace.

If we fail to develop new products and services in the face of our industry's rapidly evolving technology, our future results may be adversely affected.

          The development of tracking systems and wireless networks is subject to rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. Our growth and future operating results will depend in part upon our ability to enhance systems and develop and introduce new systems that:
*	meet or exceed technological advances in the marketplace

*	meet changing customer and regulatory requirements

*	achieve market acceptance, and

*	respond to competitive products.

Our product development and testing efforts have required, and we are expected to continue to require, substantial investment. We may not possess sufficient resources to continue to make the necessary investments in technology.

Our limited ability to protect our intellectual property rights could impair our ability to compete effectively.

          Our success and ability to compete are substantially dependent on our internally developed technologies and intellectual property, which we protect through a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions. To date, we have not applied for any patents, foreign or domestic, and we do not anticipate applying for patent protection.

          Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult and, though we are unable to determine the extent to which piracy of our products exists, we expect piracy to be a problem. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. Furthermore, our competitors may independently develop technology similar to ours. The number of intellectual property claims in our industry may increase as the number of computing products grows and the functionality of products in different industry segments overlaps. Although we are not aware that any of our products or other intellectual property infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by us with respect to current or future products. Any of these claims, with or without merit, could be time consuming to address, result in costly litigation, cause product shipment delays or require us to enter into royalty or license agreements. These royalty or license agreements might not be available on terms acceptable to us or at all, which could have a material adverse affect on our business.

We may not be able to adequately protect our trademarks and domain names.

          Our trademarks and domain names play an important role in expanding the awareness of our products. While we have applied for registration of our trademarks and registered domain names in an effort to protect them, our efforts may be inadequate to prevent others from claiming violations of their marks and may be inadequate to protect our use of those names as unique. In addition, trademark protection and the uncertainty surrounding the legal protections of domain names may be unenforceable or limited in other countries, and the global nature of the internet makes it impossible to control the ultimate destination of our communications. The regulation of web addresses in the United States and in foreign countries is subject to change. As a result, we may not be able to acquire or maintain our web addresses in the future. Furthermore, the relationship between regulations governing such addresses and the laws protecting trademarks is unsettled.

If the market's acceptance and adoption of our technology does not develop, our future results may suffer.

          All of our products are based upon and rely solely upon our technology, which is still being developed. We cannot be sure that our products will achieve broad market acceptance or that other superior technologies will not be developed. The failure our products to achieve broad acceptance could adversely affect our ability to generate revenues. The technology is one of several competing technologies used in the tracking industry.

In order to develop our business, it will be necessary to convince businesses to adopt a new technology.

          As we do not have a significant existing customer base, our success will be dependent upon our ability to convince business to adopt our technology. A majority of businesses requiring tracking solutions have existing agreements with our competitors who use, for the most part, different and competitive technologies. Businesses that have made substantial up-front payments to our competitors for tracking solutions may be reluctant to replace their current solution and adopt our solution. As a result, our efforts to create a larger customer base may be more difficult than expected even if we are deemed to offer products and services superior to those of our competitors. In addition, potential customers in this market may be confused or uncertain about the relative merits of each solution or which solution to adopt, if any. Confusion and uncertainty in the marketplace may inhibit customers from adopting our solution.

The failure to implement successfully our tracking system and wireless network could result in dissatisfied customers and limited sales.

          Implementation of our tracking system and wireless data network involves a significant commitment of financial and other resources by our customers. The customer's implementation cycle can be lengthy due to the size and complexity of their systems and operations. In addition, our customers will rely heavily on third party systems integrators to assist them with the installation and use of our products. Our failure or the failure of our alliance partners, our customers or our third party integrators to implement successfully our products could result in dissatisfied customers which could adversely affect our reputation.

We may be subject to future product liability claims and our products' reputations may suffer.

          Many of our installations will involve projects that are critical to the operations of our customers' business and provide benefits that may be difficult to quantify. Any failure in a customer's system could result in a claim for substantial damages against us, regardless of our responsibility for the failure. Although our agreements with our customers will contain provisions designed to limit contractually our liability for damages arising from negligent acts, errors, mistakes or omissions, it is possible that these provisions will not be enforceable in certain instances or would otherwise not protect us from liability for damages. Although we maintain general liability insurance coverage, this coverage may not continue to be available on reasonable terms or at all, or may be insufficient to cover one or more large claims. Moreover, such insurance coverage may not provide benefits for certain product liability claims.

If we default on the terms of our debt, our lenders could foreclose on our assets and force us out of business.

          In August, 2005, we entered into agreements to sell an aggregate of $3 million in secured convertible notes, which are due in 2008. Our obligation to repay the convertible notes is secured by a first lien on all of our assets, including all of our intellectual property rights and intellectual property licenses. If we are unable to make timely payment of principal or interest on these notes, or if we default on any of the covenants or other requirements of our loan agreements, our lenders will be able to foreclose on our assets by which their loans are secured. Such foreclosure would likely force us out of business.

Risks Related To This Offering

The existence of outstanding convertible notes, options and warrants may impair our ability to raise capital.

          At September 30, 2005, there were 3,332,533 shares of common stock issuable upon exercise of outstanding warrants at an average exercise price of $0.20 per share; 3,819,356 sharers of common stock issuable upon the exercise of outstanding options at an average exercise price of $2.38 per share; and 30,303,303 shares of common stock reserved for issuance pursuant to the conversion of outstanding notes at a conversion price of $0.033 per share. During the life of the notes, options and warrants, the holders are given an opportunity to profit from a rise in the market price of our common stock with a resulting dilution in the interest of the other shareholders. Our ability to obtain additional financing during the period the notes, options, warrants are outstanding may be adversely affected and the existence of the notes, options and warrants may have an effect on the price of our common stock. The holders of the warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided by the warrants.

There are trading risks for low priced stocks.

          Our common stock is currently traded in the over-the-counter market on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. As a consequence, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

          The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission recently adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three (3) years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three (3) years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three (3) years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

          If our securities are not quoted on NASDAQ, or we do not have $2,000,000 in net tangible assets, trading in our securities will be covered by Rules 15-g-1 through 15-g-6 promulgated under the Exchange Act for non-NASDAQ and nonexchange listed securities. Under such rules, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to this transaction. Securities are exempt from these rules if the market price of the common stock is at least $5.00 per share.

We cannot predict the number of warrants, if any, that will be exercised, or the proceeds that we will receive from the exercise of warrants.

          The Selling Securityholders are under no obligation to exercise the warrants, and can be expected to do so only if it is economically reasonable for it to do so. Typically, warrants are not exercised unless exercise is forced, either by us calling them for redemption, or because they are scheduled to expire; and then they will be exercised only if the exercise price is less than the market price of our common stock underlying the warrants. Accordingly, there is no assurance that the warrants will be exercised during the period they are exercisable, or that we will receive any proceeds from the exercise of the warrants.

We will have broad discretion to allocate any proceeds we receive from the exercise of warrants. We cannot guarantee that the monies received will improve our operations.

          The monies that we may receive from the exercise of the warrants have been allocated generally to provide working capital for operations. As such, we will use funds as they are received for such purposes and in such proportions as we deem advisable. While we will apply the proceeds in a manner consistent with our fiduciary duty and in a manner consistent with our best interests, we cannot assure you that the monies received will result in any present or future improvement in our results of operations.

The market price of our securities could be adversely affected by sales of restricted securities.

          Actual sales or the prospect of future sales of shares of our common stock under Rule 144 may have a depressive effect upon the price of, and market for, our common stock. As of December 1, 2005, 30,323,726 shares of our common stock were issued and outstanding. 25,140,808 of these shares are "restricted securities" and under some circumstances may, in the future, be under a registration under the Securities Act or in compliance with Rule 144 adopted under the Securities Act. In general, under Rule 144, subject to the satisfaction of other conditions, a person who has beneficially owned restricted shares of common stock for at least one year is entitled to sell, within any three-month period, a number of shares that:
*	Does not exceed the greater of one percent of the total number of outstanding shares of the same class; or

*	If the common stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume during the four calendar weeks immediately preceding the sale.

          A person who presently is not and who has not been one of our affiliates for at least three months immediately preceding a sale and who has beneficially owned the shares of common stock for at least two years is entitled to sell these shares under Rule 144 without regard to any of the volume limitations described above. We cannot predict what effect, if any, that sales of shares of common stock, or the availability of these shares for sale, will have on the market prices prevailing from time-to-time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely effect prevailing prices for our common stock and could impair our ability to raise capital in the future through the sale of equity securities.

Our ability to issue additional securities without shareholder approval could have substantial dilutive and other adverse effects on existing stockholders and investors in this offering.

          We have the authority to issue additional shares of common stock and to issue options and warrants to purchase shares of our common stock without shareholder approval. Future issuance of common stock could be at values substantially below the exercise price of the warrants, and therefore could represent further substantial dilution to you as an investor in this offering. In addition, we could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. As of December 1, 2005, we had outstanding options exercisable to purchase up to 3,819,356 shares of common stock at a weighted average exercise price of $2.38 per share, notes convertible into an aggregate of approximately 30,303,303 shares of common stock, subject to adjustment, at an effective conversion price of $0.033 per share; and outstanding warrants exercisable to purchase up to 3,332,533 shares of common stock at a weighted average exercise price of $0.20 per share. Exercise of these warrants and options could have a further dilutive effect on existing stockholders and you as an investor.

Our corporate charter makes certain limitations on director liability.

          Our Articles of Incorporation provide, as permitted by Delaware law, that our directors shall not be personally liable to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against directors. In addition, our Certificate of Incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law.

Forward-Looking Statements

       This prospectus contains statements that plan for or anticipate the future. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the following:
*	our software development;

*	strategic business relationships;

*	statements about our future business plans and strategies;

*	anticipated operating results and sources of future revenue;

*	growth;

*	adequacy of our financial resources;

*	development of new products and markets;

*	competitive pressures;

*	commercial acceptance of new products;

*	changing economic conditions;

*	expectations regarding competition from other companies; and

*	our ability to develop, market and operate our network.

       Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:
*	changes in general economic and business conditions affecting wireless communications industry;

*	technical developments that make our products or services less competitive or obsolete;

*	changes in our business strategies;

*	our ability to complete the pending acquisitions;

*	the level of demand for our products and services; and

*	our ability to develop or maintain strategic relationships within the wireless communications industry which are critical to gaining market share.

       In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

MARKET FOR OUR COMMON STOCK AND RELATED MATTERS

Price Range of Our Common Stock

          Our shares of common stock trades on the OTC Bulletin Board ("OTCBB"). Our trading symbol is "SKYC." The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. An OTCBB equity security generally is any equity that is not listed or traded on NASDAQ or a national securities exchange. The reported high and low bid and ask prices for the common stock are shown below for the periods shown.

	High	Low
2004 Fiscal Year
Jan- Mar 2004	$0.96	$0.51
Apr - June 2004	$0.56	$0.15
July - Sept 2004	$0.33	$0.05
Sept - Dec 2004	$0.33	$0.05
2005 Fiscal Year
Jan - March 2005	$0.23	$0.07
Apr - June 2005	$0.175	$0.06
July - September 2005	$0.125	$0.06

          The bid and ask prices of our common stock as of December ___, 2005 were $0.05 and $0.08, respectively, as reported on the Bulletin Board. The Bulletin Board prices are bid and ask prices which represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commissions to the broker-dealer. The prices do not reflect prices in actual transactions. As of December ___, 2005, there were approximately _____ record owners of our common stock.

          Our common stock is subject to rules adopted by the Commission regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to "penny stocks" require a broker dealer, prior to a transaction in a "penny stock" not otherwise exempt from the rules, to deliver a standardized list disclosure document prepared by the Securities and Exchange Commission. That disclosure document advises an investor that investment in "penny stocks" can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in "penny stocks," to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security. The broker dealer must also provide the customer with certain other information and must make a special written determination that the "penny stock" is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

          These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares.

Dividend Policy

          We have not declared or paid cash dividends on our common stock since our inception. We intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future, other than those required to the holders of our Series A Preferred Stock. Future cash dividends, if any, will be determined by our board of directors.

Equity Compensation Plan Information

          The following table sets forth information regarding our stock incentive plan as of September 30, 2005:
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,240,457(1)	N/A	2,500,000
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	-0-	N/A	-0-

(1)        Consists of stock awards under Equity Plan.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and notes thereto included with this Prospectus.

The following discussion and analysis covers material changes in the financial condition of SkyLynx Communications, Inc., (the "Company") since June 30, 2005 and material changes in our results of operations for the three months ended September 30, 2005, as compared to the same period in 2004. This discussion and analysis should be read in conjunction with audited financial statements for the year ended June 30, 2005 contained herein.

Special note regarding forward-looking statements

This report contains forward-looking statements within the meaning of federal securities laws. These statements plan for or anticipate the future. Forward-looking statements include statements about our future business plans and strategies, statements about our need for working capital, future revenues, results of operations and most other statements that are not historical in nature. In this Report, forward-looking statements are generally identified by the words "intend", "plan", "believe", "expect", "estimate", and the like. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statues or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise. Because forward-looking statements involve future risks and uncertainties, these are factors that could cause actual results to differ materially from those expressed or implied.

Results of Operations

Three Months Ended September 30, 2005 versus Three Months Ended September 30, 2004

We incurred a net loss of $1,155,897 for the three months ended September 30, 2005, as compared to a net loss of $564,013 for the three months ended September 30, 2004 due to the following:

Stock-based compensation decreased to $2,600 for the three months ended September 30, 2005 as compared to $98,900 for the three months ended September 30, 2004. The reduction in the Company's stock price caused the reduction of stock-based compensation in the three months ended September 30, 2005 compared to the same period in 2004.

Sales revenue remained relatively consistent at $85,526 for the three months ended September 30, 2005, as compared to $85,428 for the comparative period in the prior year.

Costs of revenue increased approximately 9 percent, to $56,163 for the three months ended September 30, 2005, as compared to $51,710 for the three months ended September 30, 2004 primarily due to an increase in our Internet backhaul charges.

General and administrative expenses increased approximately 19 percent, to $361,008 for the three months ended September 30, 2005, as compared to $302,694 for the three months ended September 30, 2004. The increase is related to increased general and administrative costs in our Sarasota, Florida and Seattle, Washington operations and decreased general and administrative costs in our Fresno, California Internet Service Provider operations.

Interest expense increase to $809,394 for the three months ended September 30, 2005 as compared to $0 interest expense for the same period in 2004. This is due to the Company issuing convertible debentures with a beneficial conversion feature valued at $740,724 and amortizing the value of the warrants issued in connection with the debentures for an additional $14,404.

General and administrative costs incurred in the Sarasota, Florida and Seattle, Washington operations consist mainly of salaries, travel and professional fees related to our search for new business opportunities. General and administrative costs incurred in the Fresno, California decreased due to a decrease in salaries and benefits.

Liquidity and Capital Resources

We have current assets of $756,076 (including $551,210 in cash) compared with current liabilities of $1,716,472, resulting in a working capital deficit of $960,396 as of September 30, 2005. Our auditors have questioned our ability to continue as a going concern in our June 30, 2005 annual audited financial statements due to our significant operating losses incurred since inception and our working capital deficit. We rely on loans and private sales of equity to maintain liquidity. Our capital resources include private stock sales and cash advances from principal shareholders.

Our cash balance at June 30, 2005 increased $525,147 from $26,063 to $551,210 as of September 30, 2005. The increase was mainly due to the proceeds from the issuance of a note payable of $1,000,000, offset by cash used for the payments of existing loans and negative cash flows from operations of $430,321. Negative cash flows from operations consisted primarily of our $1,155,897 net loss, and an increase in accounts payable and accruals of $97,812.

Until we establish profitable operations, our sources of liquidity will continue to be notes payable, shareholder loans and common stock sales. Our Internet service provider operations incurred a net loss of approximately $9,350 during the three months ended September 30, 2005 and are not expected to provide operating cash in the foreseeable future.

The Company's future success will be dependent upon its ability to create and provide effective and competitive automatic vehicle location services and the Company's ability to develop and provide new services that meet customers changing requirements; including the effective use of leading technologies to continue to enhance its current services and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis. There can be no assurance that we will achieve these goals.

RESULTS OF OPERATIONS - FISCAL YEAR ENDED JUNE 30, 2005 COMPARED TO YEAR ENDED JUNE 30, 2004

We reported a net loss of ($2,561,085) or ($.14) per share, for the year ended June 30, 2005. Our fiscal 2004 net loss included $710,131 in research and development costs related to Automatic Vehicle Location (AVL) line of business. The net loss includes a charge for impairment of goodwill of $369,039 and $332,450 in stock based compensation. We occasionally compensate our officers, directors, consultants and attorneys for their services with common stock grants in order to save our cash. Our accounting policy is to record the stock-based compensation at the fair value of the stock issued based on quoted market prices at the time the services were performed. As a result, we take a non-cash charge to our earnings each time we issue stock in lieu of cash payments.

In fiscal 2005, our operating unit was our subsidiary Rover Telcom, acquired on July 1, 2002. Rover Telcom is a local business-to-business Internet service provider. Internet service revenue was $471,477 and 339,272 for fiscal years ended June 30, 2005 and 2004, respectively. The increase in revenues of $132,205 or 39% is mainly due to increased sales and marketing activities.

Costs of services, consisting of Internet connectivity charges, totaled $227,432 and $194,199 for the years ended June 30, 2005 and 2004, respectively. The increase of $33,233 or 17% is mainly due to the increase in Internet service revenue.

The gross profit for 2005 was $244,045 as compared to $145,073 for 2004. The increase in gross profit of $98,972 or 68% is due to the increase in Internet service revenue without a comparable increase in cost of services.

Operating expenses decreased by $963,551 from $3,712,816 in 2004 to $2,749,265 in 2005. This decrease was mainly due to a decrease in stock compensation expense of $1,499,645, a decrease in research and development costs of $120,095 and a decrease in termination of merge costs of $49,077. These decreases were partially offset by an overall increase in general and administrative charges of $317,622 and a charge for impairment of goodwill of $369,039. These changes were mainly due to the transition of the Company from a Research and Development as it commercializes its technology.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

In fiscal 2005, our ability to generate adequate amounts of cash to meet our needs came from loans from principal shareholders and common stock sales. Principal shareholder advanced us approximately $11,800 and we raised approximately $165,000 through our stock sales. In fiscal 2004, our ability to generate adequate amounts of cash to meet our needs came from loans from principal shareholders and common stock sales. Principal shareholders advanced us approximately $102,000 and we raised approximately $995,000 through our stock sales. Until we establish profitable operations, our sources of liquidity will continue to be shareholder loans and common stock sales. Our Internet service provider operations broke even in fiscal 2005 and 2004 and are not expected to provide operating cash in the foreseeable future.

Financial condition

Current assets

Current assets increased from $56,652 at June 30, 2004 to $83,467 at June 30, 2005.

Property and equipment

Property and equipment decreased from $208,805 at June 30, 2004 to $174,500 at June 30, 2005. Provisions for depreciation in fiscal 2004 and 2005 were $43,703 and $81,779, respectively. Net property additions were $177,647 in fiscal 2004 and $28,434 in fiscal 2005.

Goodwill

Goodwill consisted of an amount recorded with the acquisition of SkyLynx Communications de Costa Rica in April 2004 ($69,300) and the acquisition of Interim Corporate Resources, LLC in December 2003 ($252,000) and the goodwill recorded by Rover with the acquisition of Net Asset in April 2002 ($117,039). In accordance with Statements of Financial Accounting Standard ("SFAS") No. 142, goodwill is not amortized but is tested for impairment once a year. During the year ended June 30, 2005, the Company sold SkyLynx Communications de Costa Rica and recorded an impairment of goodwill of $69,300. The Company also tested the impairment of the goodwill related to the acquisitions of Interim Corporate Resources, LLC and Net Asset and determined that $369,039 should be recorded as a loss due to the impairment of goodwill.

Accounts payable, accrued salaries and other accrued liabilities

These amounts represent vendor and employee obligations.

Deferred revenue

Deferred revenue decreased from $62,962 at June 30, 2004 to $36,909 at June 30, 2005. Deferred revenue represents Internet service revenue collected in advance and funds received in advance for AVL operations. Substantially all of this revenue will be recognized in fiscal 2005.

Loan payable to related party

Related party loans decreased from $247,800 at June 30, 2004 to $11,800 at June 30, 2005 and represents net cash advances received from related parties. In fiscal 2004, related parties advanced approximately $102,120 to us for operations. In fiscal 2005, related parties advanced the Company approximately $65,362 and the Company repaid $44,000, the Company also converted $242,251 of these notes into convertible debentures.

Our strategy in the near future is to focus on developing our Wireless Technology business.

We have incurred losses since inception and have an accumulated deficit. Without additional infusions of capital, there is substantial doubt about our ability to continue as a going concern. In the past, the primary source of working capital has been loans from our principal shareholder, Gary Brown and from, the sale of common stock through private placements. We have no commitment from Mr. Brown to provide future working capital or that the Company will be successful in selling additional shares of its stock.

For the fiscal year ended June 30, 2005, we had a net loss of $2,561,085 and operating activities was a net user of cash in the amount of $791,259. Financing activities was a net provider of cash in the amount of $762,667. The largest source of financing activities that provided cash in fiscal 2005 was the proceeds from notes payable. For the fiscal year ended June 30, 2004, we had a net loss of $3,575,466 and operating activities was a net user of cash in the amount of $963,605. Financing activities was a net provider of cash in the amount of $1,097,565. The largest source of financing activities that provided cash in fiscal 2004 were advances from related parties.

As of June 30, 2005, we had no contractual capital commitments outstanding.

In the event that future operating cash flows do not meet all our cash requirements, we will need additional financing. Success in raising additional financing is dependent upon our ability to demonstrate that we can fulfill our business strategy, which is highly speculative. Should we need additional financing through debt or equity placements, there is no assurance that such financing will be available, if at all, at terms acceptable to the Company. If additional funds are raised by the issuance of equity securities, stockholders may experience dilution of their ownership interest and these securities may have rights senior to those of the holders of our common stock. If additional funds are raised by the issuance of debt, we may be subject to certain limitations on our operations, including limitations on the payment of dividends. If adequate funds are not available on acceptable terms, we may be unable to pursue our business strategy, take advantage of acquisition opportunities, develop or enhance services or respond to competitive pressures, any of which could have a materially adverse effect on our business, financial condition and results of operations.

We expect losses from operations and negative cash flow to continue for the foreseeable future. The rate at which these losses will be incurred may increase from current levels. If our revenue does not increase and if our spending levels are not adjusted accordingly, we may not generate sufficient revenue to achieve profitability, which would have a materially adverse effect on our business, financial condition and results of operations.

Our working capital requirements depend on numerous factors. We anticipate incurring additional expenses to increase our infrastructure development. In addition, we will continue to evaluate possible investments in businesses, products and technologies.

CRITICAL ACCOUNTING POLICIES

Our significant accounting policies are described in Note 1 to the financial statements. We believe our most critical accounting policies include revenue recognition, accounting for impairment of long-lived assets, and accounting for research and development expenses.

Revenue Recognition - The Company recognizes revenue when earned, in accordance with American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, Software Revenue Recognition, SOP 98-9, Modification of SOP 97-2 with Respect to Certain Transactions and SEC Staff Accounting Bulletin 101, Interpretive Guidance on Revenue Recognition. Royalties based upon licensees' revenues or usage are recognized as licensees' revenues are earned or usage occurs. Maintenance and subscription revenue is recognized ratably over the contract period. Revenue attributable to significant undelivered elements is recognized over the contract period as elements are delivered. Revenues from fixed-price service contracts and software development contracts requiring significant production, modification, or customization are recognized using the percentage-of-completion method. Revenue from service contracts that are based on time incurred is recognized as work is performed.

Impairment of Long-Lived Assets - The Company accounts for the impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Long-lived assets such as intellectual property are recorded at cost and amortized over their estimated useful lives. The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Should the Company determine that a long-lived asset is impaired, an impairment loss is recognized in the amount the carrying amount of the asset exceeds its fair value.

Research and Development Costs - The Company accounts for research and development costs in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. SFAS No. 86 specifies that costs incurred internally in creating a computer software product should be charged to expense when incurred as research and development until technological feasibility has been established for the product. Once technological feasibility is established, all software costs should be capitalized until the product is available for release to customers. Judgment is required in determining when the technological feasibility of a product is established. The Company has determined that technological feasibility for its products is reached shortly before the products are released. Costs incurred after technological feasibility is established are not material, and accordingly, the Company expenses all research and development costs when incurred.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123" ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," but has adopted the enhanced disclosure requirements of SFAS 148.

In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily-redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did have a significant impact on the Company's results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

 BUSINESS

Business Development

SkyLynx Communications, Inc. (the "Company") was formally known as StarCom Wireless Networks, Inc. from May 2003 through September 2003 and Basic Technologies, Inc. from inception through May 2003. The Company was initially organized under the laws of the State of Colorado on January 21, 1998. The Company was initially organized for the purpose of pursuing and completing a business combination with Yankee Development Corporation ("Yankee Development"), a Texas corporation engaged in the business of the acquisition and development of oil and gas ventures and related interests.

Acquisition of Rover Telcom Corporation.

Effective August 27, 2002, the Company consummated an Agreement and Plan of Reorganization pursuant to which it acquired 100% of the issued and outstanding shares of common stock of Rover Telcom Corporation. Rover Telcom Corporation had been an affiliated company of Mr. Brown and Mr. Jesson, Mr. Jesson having formerly served as a director of the Company until August 1, 2002. Under the terms of the acquisition, the Company issued an aggregate of 3,750,000 shares of common stock in exchange for 100% of the issued and outstanding shares of common stock of Rover Telcom Corporation. In the transaction, Mr. Brown received an aggregate of 1,875,000 shares of common stock, Kenneth Marshall, the Company's Secretary and General Counsel, received 750,000 shares of common stock and Mr. Jesson received 937,500 shares of common stock. Rover Telcom owns and operates an internet service provider serving the Fresno, California market.

Redomestication, Reverse Split and Name Change.

Effective May 7, 2003, the Company completed the following transactions:

1.	The reverse split of its common stock by a ratio of 1-for-7;

2.	Its redomestication to a corporation formed and organized under the laws of the State of Delaware; and

3.	Its name change to "StarCom Wireless Networks, Inc."

Effective September 29, 2003, the Company changed its name to "SkyLynx Communications, Inc."

Acquisition of Interim Resources Corporation.

Effective December 10, 2003, the Company consummated an Agreement and Plan of Reorganization dated as of September 1, 2003 (the "Agreement") with Interim Corporate Resources, LLC, a Washington limited liability company ("ICR"). Under the terms of the Agreement, the Company acquired 100% of the issued and outstanding member interests of ICR solely in exchange for an aggregate of 700,000 shares of the Company's common stock. The 700,000 shares of common stock were issued to the members of ICR, pro rata, who were Kevin Gorman, Jon Fatula and Fred Anderson. Messrs. Gorman, Fatula and Anderson are executive officers of the Company.

Kevin Gorman served as Chief Operating Officer of the Company and on September 13, 2004 he was also appointed to the Board of Directors of the Company. Mr. Gorman resigned as COO on November 18, 2004 and as a director on January 28, 2005. Mr. Fatula served as Vice President - Information Technology until June 30, 2005. He currently serves as a consultant to the Company. Mr. Anderson served as Vice President - Engineering until June 30, 2005. The Company has employed Messrs. Gorman, Fatula and Anderson since August 2003. Mr. Anderson resigned effective July 15, 2004.

ICR is a consulting company with established clients in the automatic vehicle location ("AVL") industry. ICR's assets consist principally of customer and client relationships that the Company plans to use in deploying and developing its wireless networks.

Acquisition of SkyLynx Communications de Costa Rica S.A.

On November 28, 2003, the Company entered into a definitive Common Stock Purchase Agreement with Gustavo A. Yepes (the "Purchase Agreement") pursuant to which Mr. Yepes agreed to transfer and convey to the Company shares representing an aggregate of 75% of the issued and outstanding shares of common stock of DirectCom, S.A., a Costa Rican corporation.

Subsequent to entering into the Purchase Agreement, DirectCom, S.A. undertook a reorganization under the terms of a Joint Venture Agreement (the "Joint Venture Agreement") between Mr. Yepes, IdNet, S.A., a Costa Rican corporation, and Inversiones Sinalco, S.A., also a Costa Rican corporation. Under the Joint Venture Agreement, DirectCom, S.A. reorganized and changed its name to SkyLynx Communications de Costa Rica, S.A. ("SkyLynx Costa Rica") in contemplation of the consummation of the Purchase Agreement pursuant to which the Company would acquire 75% of the issued and outstanding shares of common stock of SkyLynx Costa Rica.

Effective April 30, 2004, the reorganization of SkyLynx Costa Rica was completed and Mr. Yepes transferred to the Company shares representing 75% of the issued and outstanding shares of common stock of SkyLynx Costa Rica, thus consummating the Purchase Agreement. In connection therewith, the Company issued to Yepes, in escrow, an aggregate of 300,000 shares of the Company's common stock in consideration of the shares of SkyLynx Costa Rica.

SkyLynx Costa Rica is the legal entity formed to implement the provisions of the Joint Venture Agreement under which the Company acquired 75% of the outstanding shares, IdNet acquired 20% of the outstanding shares and Inversiones Sinalco acquired 5% of the outstanding shares of SkyLynx Costa Rica.

Subsequent to executing the Purchase Agreement, Mr. Yepes was appointed Vice President, Latin American Operations, of the Company and has been serving as President of SkyLynx Costa Rica. He is responsible for implementing the Company's Costa Rican deployment and network operations.

Sale of SkyLynx Costa Rica

SkyLynx Costa Rica secured exclusive rights to tower sites strategically located throughout the country. It subsequently deployed and successfully tested its wireless broadband network in certain regions of Cost Rica. The next phase was to build out the balance of the infrastructure and begin to market its services to hotels, hospitals and other commercial customers. The anticipated cost to complete this phase was significant. In the meantime, SkyLynx had deployed its wireless data network for beta testing in two domestic markets. Based on the initial success of those tests, and considering the investment to build out the balance of the infrastructure in Costa Rica, it was determined that the company's investment was better used for the deployment of its proprietary wireless data network and the pursuit of other strategic acquisitions. Therefore, on April 19, 2005, the Company entered into an agreement to sell all of its shares of capital stock of its subsidiary, SkyLynx Communications de Costa Rica, S.A. On April 21, 2005 the Company completed the sale of its interest in SkyLynx Communications de Costa Rica, S.A. to OrbiLynx Communications, Inc. Under the terms of the agreement the Company sold all the outstanding shares of SkyLynx Communications de Costa Rica, S.A. that it owned for $300,000. The payment consisted of $61,497 in cash, $188,503 in forgiveness or assumption of Company liabilities and a $50,000 promissory note. The promissory note bears interest at 5% per year and has a two-year term.

The President of OribLynx Communications, Inc. is Gustavo A. Yepes. From December 2003 through the closing, Mr.Yepes was employed by the Company as the Vice President - Latin American Operations. Of the $188,503 forgiveness or assumption of Company liabilities, $169,017 was owed to Mr. Yepes for unpaid salaries and un-reimbursed cash advances made by Mr. Yepes for operations in Costa Rica. The Company paid the balance to Mr. Yepes. Mr. Yepes resigned from the Company effective with the closing.

BUSINESS

SkyLynx Wireless Network:
Qualifying the Need for the SkyLynx Wireless Solution

As technology has advanced, capturing data and controlling equipment in remote locations has become both practical and cost effective. The applications that could benefit through the use of this remote data are almost endless. Commercial applications such as vehicle and asset tracking, alarm monitoring, and industrial controls are just a few examples. Tomorrow, there will be even more commercial applications to consider, all requiring data to refine process control, productivity and safety. What may seem like science fiction today, we have seen become commonplace overnight. The technology to gather this data is available and cost effective now; however, the challenge is in the transfer of data from point to point. In most cases it is not feasible to run wires to a remote location, especially if the remote location is a mobile one. The only alternative is to transfer data through some wireless medium. Dedicated radio transmissions work only over a limited distance, unless a repeater is used. This type of system can work in some applications where the remote units are static, but if they travel over any significant distance, it quickly becomes impractical. Satellite systems are very expensive to operate and have limitations in 2-way data communications, which also makes them impractical for most common commercial data applications. Cellular systems provide a "hand off" from one cellular site to another. This has helped to make cellular systems the de facto standard for the transfer of data. There are severe limitations in using cellular voice networks as a backbone for commercial data applications since they were specifically designed for voice traffic. For instance, how often are cellular voice calls dropped? If we miss a word or two, we can always ask the other person to repeat the sentence, or fill in those blanks by making an educated guess. With data, once a connection is lost, the data flow stops. The connection has to be reestablished and, in most cases, the data transmission must begin again. In many remote locations, cellular service does not exist at all; so many applications are confined to metropolitan areas only where the cellular coverage is concentrated. As the traffic increases on a particular cellular site, the radius of its coverage shrinks, this is called "cellular breathing". When this happens, there are gaps in coverage between the cells. The result is predictable; more dropped calls and lost data. Voice takes substantially more bandwidth than data and in a cellular network, and the voice traffic always has priority. In an emergency or a natural disaster, the systems become so crowded, the entire network collapses, such as it did in NY on 9/11, or in Florida during the hurricanes. This means many critical emergency services using a cellular system for data communications will no longer have access to their data. To increase the revenue base, cellular providers are now transmitting broadband and even streaming video over the same crowded cellular networks, adding to the magnitude of the problem. The cost to transmit data over a cellular network with a constant connection, or polling the remote unit every few seconds, makes many applications cost prohibitive. The need existed for a dedicated wireless data network that can provide ubiquitous (or complete) coverage, that has no voice or consumer traffic, is cost effective to operate and use, reliable with easy interface. Such a network would have the potential for millions of commercial users, thus qualifying the need for the SkyLynx Wireless Data Network.

The SkyLynx Wireless Data Network Solution - General:

SkyLynx has developed a proprietary data network designed specifically to transmit the type of data used to monitor the location, status and to control remote equipment. This data network has a number of unique properties that distinguish it from any other wireless network. The data is carried on a low frequency FM network.

This particular frequency range was selected for our application because it has several key properties. First, the relatively low frequency band has greater coverage than the higher frequency bands commonly found in cellular phone applications. Second, the frequency will follow the curvature of the earth. This provides additional range because the radio waves are not traveling straight, eventually out into the atmosphere.

Third, the frequency tends to penetrate obstacles that normally would "block" or "shadow" the signal used in other "line-of-sight" frequency sets. This is important in dense metropolitan areas where building would normally interfere with coverage. The same is true in areas with dense foliage, hills and terrain that "shadow" the signal, preventing reliable data communication. Fourth, these frequencies are not currently used, or in demand. This means that SkyLynx can obtain the use of these frequencies in virtually any market for only a nominal charge. Licenses for other higher frequencies can be very costly and difficult to obtain. Finally, the frequency is less susceptible to interference from other transmissions. This interference is commonly referred to as "noise". Noise can be a source of data corruption and thus, is a major consideration.

The SkyLynx Radio Modem:

SkyLynx has developed a radio modem, which converts data into "packets" of information then transmits this data over the SkyLynx network. It also receives "packets" of information from the network and converts the data back to its original format. This is important because it allows the customer to interface virtually any type of equipment to the radio modem via a serial connection or an Ethernet port. The SkyLynx radio modem handles all of the data conversion. The radio modem also has the ability to transfer batch "broadband" data files via Wi-Fi connection while in a "hot spot". This is a valuable feature for mobile applications because it allows units to download logged data automatically when returning at the end of a shift for example. SkyLynx can also update system software and firmware via this Wi-Fi interface. This interface is carried out without the need to connect any cables. The radio modem can detect interference on the current frequency and automatically change to another less affected frequency. An optional Mobile Data Terminal can be added to display messages, status, etc. as a user interface.

Base Station:

The data is transmitted between a remote unit and the "base station". These base stations consist of a rack of equipment including the radio, a frame relay, power supplies as well as backup power supplies. The base stations are normally collocated at existing tower sites with other similar equipment. The antenna is mounted on the tower. One base station has the equivalent coverage of approximately one hundred cellular towers. The cost of one base station is approximately $15,000, including installation. The cost to deploy the SkyLynx network, therefore, is a fraction of other competitive systems such as cellular. Each base station has the capacity to handle many thousands of users. Additional base station radios and be added in existing racks at the tower site, expanding the capacity exponentially with only incremental cost. A frame relay is connected to the base station radio interfacing it to the SkyLynx Network Operation Center.

Network Operations Center:

Frame relays connected to each of the base stations are terminated at the Network Operations Center. This center acts as a "clearing house" for the data. As the data is passed through the network operations center it is either encoded or decoded. The coding includes encryption algorithms that secure the data from any potential tampering. The data is supplied to the end user either through a dedicated line that can be interfaced directly to a supervisor control program or a computer aided dispatch system, or it can be accessed by the end user through a secure SkyLynx web site. If a customer supplies the specifications for the protocols used by their systems, SkyLynx can develop the drivers to interface its network seamlessly.

(see figure 1.0 for system diagram)

Flexibility

The SkyLynx Wireless Data Network can interface to any traditional cellular based network for the purpose of delivering data to the customer through a dedicated line or through a web based interface. In essence, in this case, SkyLynx Wireless can act as a "back room" or "call center" for its customer. Applications can range from position reporting over a secure web site to monitoring and support services such as On Star.

The Market
Industry Segments:

The market for the SkyLynx wireless data network can be divided into the following major segments or categories with a brief description of specific applications. Each would enjoy substantial benefits using the network:
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Automatic Vehicle Location (AVL)- This category includes First Response Groups (Police, Fire and Ambulance) as well as commercial users, such as trucking fleets. AVL provides a tracking, monitoring and data-exchange system for their fleet of vehicles. Location and status information can be displayed directly on a map through a Computer Aided Dispatch program at the Customer's operations center. By knowing precisely where units are and their status, fleets can be managed more efficiently with quicker response.

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Telematics- Telematics is the use of wireless data transmission to monitor or control remote devices, equipment, or vehicles between the mobile device and a fixed point. A prime example of Telematics is increasing the horsepower of an over-the-road truck as it approaches a mountain range automatically, giving the extra power it needs, then, reducing the horsepower once it has crossed the mountains to save fuel; without the driver even being aware of the change. The trucks location is monitored and controlled from a central, remote location. Maintenance information related to the vehicle operation can also be transmitted and collected. When the driver reaches his next stop, service would already be scheduled and the necessary parts would be dispatched and available rather than experiencing a part failure in an inconvenient location and suffering substantial down time.

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Telemetry- The transfer of data between two fixed positioned locations. This would typically include applications such as reading residential or commercial utility meters, plus providing load shed control to save energy consumption during peak periods. Other applications can include measuring the inventory of a vending machine to determine when the machine needs to be serviced as well as the mix of products required. By time and date stamping the purchase, patterns can be tracked and the machine stocked with the optimum product mix given the time of the year, temperature, and buying cycle, thus maximizing the return on the vending machine.

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Supervisory Control & Data Acquisition (SCADA)- SCADA is a part of automated process control system that provides monitoring and the remote control of devices such as opening and closing valves, monitoring levels, flow, temperature, just to site a few examples. Each day on your way to work, you most likely pass several lift stations, used in wastewater collection. You do not see them, because they are underground. Each one of those lift stations normally has three or more pumps. Each pump must be monitored as well as the level of wastewater in the holding tank. If there is a pump malfunction, another pump can be started, then, a maintenance crew can be dispatched. Without the proper monitoring and control, sewage overflows would most likely happen. A reasonable size metropolitan area can have 15,000 lift stations or more. Each industrial plant you also see on your way to work will have hundreds of points they are monitoring and controlling using SCADA. You can get a sense for the potential volume just through your daily travels.

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Location Based Services- Other applications the network can support include Location Based Services (LBS), which relate information relevant to mobile users such as; roadside assistance to motorists, remote data collection such as weather reports, road conditions, traffic bottlenecks, location of fueling stations, restaurants, movie theatres, ATM or points of interest etc., navigation assistance, and even instructions for troubleshooting or repair.

The Revenue Model:

SkyLynx will receive its revenue through the sale of its radio modem as well as residual income from ongoing network usage. The monthly rate structure is based on usage with three primary revenue groups: high, medium and low usage categories. The high usage group includes the Unlimited National Plan at $75.00 per month (typical applications would be Ambulance Services). The medium usage group includes the Silver Plan at $35.00 per month (typical applications would be fleet monitoring). The low usage group is the LynxLite plan at $15.00 per month or lower (typical examples are Alarm or Exception Monitoring). The Customer will sign a 3 or 4-year contract for services, giving the Company firm future revenue visibility. As an alternative to the capital expenditure for the equipment, SkyLynx can offer a leasing option. In most cases the equipment and ongoing network cost can be easily justified and provide the customer with a handsome, return on their investment.

Each channel, with an average mix of customers, has the capacity to generate up to $800,000 in annual revenue. Adding additional channels can increase revenue. Each additional channel can add another $800,000 in revenue.

The Costs:

Base stations are located at existing tower sites. The SkyLynx antenna is co-located on a tower with other users. These towers can be located in rural areas or even on the top of a building. The cost to install a base station is approximately $15,000. The ongoing cost to operate a base station is under $1,500 per month, which includes tower rental and frame relay cost. The base station radio and its associated equipment are mounted in a rack in the equipment room at the tower site. To add another base station, increasing capacity, requires only the cost of the radio and its associated equipment. It can simply be mounted in the empty space in the rack and in most cases can use the same antenna. The cost to add an additional radio and associated gear is around $5,000. The radio spectrum or frequency is divided into channels, similar to your radio dial. Each base station radio supports one channel. The antenna can support up to 15 channels or base stations. A typical metropolitan area can be served with 100% coverage using three locations or base stations, on an average. A SkyLynx base station can be installed and operational in approximately 90 days. This means an entire metropolitan area can be covered in a very short period of time.

Initial Deployment:

The SkyLynx network was beta tested for over a year with outstanding success. The Company has now begun commercial deployment in four markets: Seattle/Tacoma, WA, Denver/Aurora, CO, Salem, OR, and Orlando, FL. This geographic area covers over 3 1/4 million people. SkyLynx currently has the second largest ambulance service provider under contract in the above markets. By using AVL, the customer can interface each ambulance in the field to their Computer Aided Dispatch systems. This can have a significant impact on their business by allowing them to:

*	Respond to emergency calls much quicker, with less equipment in the field.

*	Avoid costly fines from their municipal customers due to slow call response.

*	Participate in municipal contracts that require AVL and CAD implementation.

*	Have future capabilities to transmit patient data and accident scene photos via a secure network.

Payback: Even with the cost of the equipment and ongoing monthly charges of $75 per unit, they receive a return in a matter of a few months. Many municipalities charge a fine for late response, each minute an ambulance is past a maximum response time it can cost the service as much as $100.00 per minute. By analyzing traffic patterns and more effectively managing their fleet, they can dramatically improve response time. This not only saves them money, but it can save the lives of patients as well. The quickest unit to a scene may not always be the closest due to one-way streets and traffic congestion. By using their resources more effectively, an ambulance service can also cover up to 300% more area with the same equipment. Other First Responders can benefit in the same way. Customers such as this are technology savvy and have researched all other alternatives. Based on exhaustive study, they chose the SkyLynx solution, even though initially SkyLynx was a development stage company, because the solution was far superior to any alternative network. Based on this success, SkyLynx has begun its marketing efforts by targeting AVL and First Responders.

Ambulance Services: There are approximately 40,000-45,000 ambulances operating in the U.S. The largest operator in the country is AMR; the second largest ambulance operator is Rural/Metro Corporation. The Driscoll industry report estimates 15% of ambulances are equipped with AVL systems. While some are stand-alone systems, many are integrated with Computer-Aided Dispatch (CAD) systems. AVL provides major benefits to the industry, including:

*	Improved response time

*	Efficient deployment of response units

*	Fleet management

*	Non-public secure data communications

*	Future enhancements in technology to increase patient care including patient data transfer to hospitals

AVL Market Statistics:

The AVL market has matured and is relatively easy to quantify at this point. This in buy no means the only market that SkyLynx serves.

Based on the 2003 report by C.J. Driscoll & Associates, the Total Available Market for AVL is approximately 22 million units, with less than 5% currently equipped with AVL. The AVL market is highly fragmented with approximately 150-200 AVL suppliers, most only selling the equipment. These equipment suppliers must use conventional terrestrial or satellite networks. We believe that SkyLynx can offer an attractive alternative to these networks by providing unique data communications using VHF frequencies that will cover larger geographic regions without interruption. The Wi-Fi capabilities of the product add additional flexibility other systems cannot offer.

Opportunities for SCADA, Telemetry and Telematics greatly outnumber that of AVL.

The Driscoll study concluded that while awareness of AVL systems remain low in today's commercial fleet operators, many municipalities as well as the federal government have done extensive studies on the benefits of AVL systems.

Competition:

The closest thing to a universal standard for data is Cellular Digital Packet Data (CDPD), a digital overlay scheme that is imposed on analog AMPS networks maintained by cellular carriers but not PCS operators. CDPD messages, which share voice circuits with voice transmissions and occupy intervals of silence within those transmissions, cannot (by design) encroach upon voice capacity and thus cannot overload a network - but they are strictly limited to a maximum throughput speed of 9.6 kbps. The migration to 3G (CDMA or GSM) is now becoming a reality, CDPD seems certain to play a diminishing role in mobile data.

The move towards higher bandwidth capabilities has really been targeted at the cellular industry's sweet spot - individual customers who require voice and may now want to transmit pictures, video downloads, Web surfing and downloading ring tones. Should they succeed in enticing their installed base to use these services; the amount of bandwidth available for the business user will be negatively impacted. It should also be noted that it is a matter of physics - the higher the bandwidth, the less coverage. Couple this with a weakness called cell breathing (increasing the load on an individual cell site reduces the coverage area) and SkyLynx's technology presents a strong case to the business market.

The three competing air interfaces for digital cellular and PCS (CDMA (IS-95), TDMA (IS-136) and GSM) support session-based data transmission over voice circuits, which mean that an entire voice channel is occupied through the duration of the data transmission. Such circuit data schemes are inefficient because most data transmissions do not require a continuously open circuit due to their inherent nature; i.e., data is sent in bursts.

There are only a few Wireless Data Network (WDN) providers in relation to the many Value Added Resellers (VARs). The WDN providers fall into three broad categories, terrestrial-based networks, satellite-based networks and multimode.

The Company's primary competitors will be within the cellular and satellite industries. Whereas both technologies have their respective strengths, they each also possess distinct disadvantages that can be exploited.

Cellular Technology:

The industry movement towards 3G technology (the next generation of cellular technology) in the cellular market provides a greater bandwidth for data transmission. The typical cell tower has a radius range of 3-5 miles (heavier traffic on a cell site tends to cause what is called cell breathing which will reduce the area served by that location). The inherent nature of the technology requires many expensive cell towers to service a small area. Due to their operating frequency and the cost to upgrade their networks, this serves to play to SkyLynx strengths for vehicle tracking and the need for more remote communications. (The cost to deploy and service a cell network directs their service towards a more typical population centric deployment versus geographic centric.) Furthermore the proliferation of 802.11 hotspots (wireless networks designed for localized service such as a building or the immediate vicinity) in the metro areas and at remote locations such as truck stops will serve to negate or minimize this advantage. Operating at a lower frequency extends the range served by any of the Company's base station sites up to an 80-mile radius. Vehicle tracking and data transmissions can still be effectuated even though there is a greater distance involved due to the ability of the Company's radio to use a lower frequency.

Satellite Technology:

Satellites provide for a wide area of communications. Whereas they were initially designed with voice communications in mind, they can support an acceptable data transmission speed. However, due to the nature of sending a signal from outer space to earth, they are very susceptible to impediments such as mountains, buildings and trees. All of which serve to limit their ability to meet a given application. Additionally, these products are high in price due to the major investment required to launch and maintain a satellite.

Comparison:

Below, we summarize some of the comparison between the SkyLynx network and other competitive networks:

	SkyLynx	Cellular	Satellite
Coverage	Broad Geographic Coverage	Population Centric Coverage	Broad Geographic Coverage

Bandwidth	Low bandwidth to achieve distance; high bandwidth at hotspots.	High bandwidth where available.	Good bandwidth with line of sight.

End Users	Regionally base station limitation will range from high hundreds to several thousand radios supported.	Regional cell sites will support thousands of users.	Depending on carrier and satellite, possible to support thousands of users.

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Capacity	Increasing base station capacity is as simple as adding a radio.	Additional towers required for incremental increase in capacity.	Additional satellites required.

Target Markets	Target markets are commercial therefore network is engineered to support actual number of users.	Main market is general population. Network is engineered to support average number of users at peak time.	Target markets are commercial and are engineered to support average number of users at peak time.

Network	Dedicated network is designed to support more than actual users in the area.	Network is susceptible to traffic jam when over loaded such as during times of natural disaster or other large emergencies. Proliferation of web surfing	Transmissions are susceptible to atmospheric interference.
Pro's and Con's	Very terrain friendly, able to penetrate where other frequencies cannot.	and sending of pictures will use significant bandwidth that business markets may be relying on.	Requires line of sight (clear view) to transmit and receive.

Wireless Communications Networks:

Below is a chart summarizing wireless communication networks used for AVL:

Network	Estimated AVL Units	Suppliers (examples)
Circuit-Switched Cellular	150,000	Terion
		PeopleNet
		AirIQ
Cellular Digital Packet Data (CDPD)	130,000	@Road
		Teletrac
		AirLink Communications
Digital Cellular	12,000	Minorplanet (GSM)
		Data Burst Technologies
		QUALCOMM OmniExpress

iDEN	30,000	@Road
		ISR
Aeris Microburst	53,000	Aircept
		AirIQ
Cellemetry	20,000	Aether Systems
		Intertrak Tracking Services
		AVL Information Systems
Private Two-Way Radio Channels	100,000	Mentor Engineering
		Mobile Knowledge
		Motorola
		Orbital Sciences
Cingular Wireless (Mobitex)	35,000	Wireless Matrix
		Discrete Wireless
		Digital Dispatch Systems
ReFlex Paging Networks	10,000 - 15,000	Satellite Security Systems
Motient (ARDIS)	30,000	Aether Systems MobileMAX
Teletrac Proprietary Network	40,000	Teletrac
OmniTRACS	260,000 - 300,000	QUALCOMM
Mobile Satellite Ventures (MSAT)	60,000	Aether Systems MobileMAX
		Vistar Datacom WirelessMatrix
ORBCOMM	10,000	XATA Road Manager Caterpillar

Source: C.J. Driscoll & Associates

Lastly, we summarize the major network operators and its offerings:

Separate Equipment
Company	Terrestrial Based	Satellite Based	Monthly Fee	Costs
AirIQ	x		x
@Road	x		x	x
AirLink	x		x	x
CES Wireless	x		x	x
CompassCom	x		x	x
HGI Wireless	x		x	x
Teletrac	x		x	x
StarCom Wireless	x		x	x
Nexterna	x		x	x
Qualcomm		x	x	x
ARINC		x	x	x
Echoburst		x	x	x
Globalstar		x	x	x
Motient		x	x	x
Aether	x	x	x	x

The Objective:

The business model is to provide customers with ubiquitous network coverage over a national footprint by, over time, deploying approximately 3,000 base stations across the country. This is feasible because:

*	The SkyLynx base station can be co-located on existing tower sites.

*	The SkyLynx base station has a range of approximately 80 miles vs. cellular at 5 to 8 miles.

*	To cover the same area as one SkyLynx base station, you would need about 100 cellular sites.

*	The SkyLynx base station costs approximately $15,000, a fraction of a cellular site.

This deployment would provide seamless coverage even while traveling in remote locations. Industrial applications are often found in remote regions, including mining and oil production. The SkyLynx network can offer the only viable solution to their data communications requirements.

Sales Strategy

The SkyLynx radio modems should be treated as a long-term product or capital investment. As such, multi-year contracts for network service are reasonable. We consider our approach to be one of a "Complex Sale", strategic and technical in nature. Because of the special market characteristics (business justification in nature), our sales strategy will include collateral material such as Compact Discs and Video Tapes showing the technical attributes and advantages of the product. Training CDs will also be produced for the sales personnel to accomplish initial training and refreshers on technical attributes and sales techniques. Lead generation will be accomplished through the use of databases, corporate directories, telemarketing and direct mailing programs. Contact Management programs will be employed to ensure lead follow through from initial identification to closing the order.

7 Phase Plan

The overall sales cycle can be broken down as follows:

Phase 1 -	Opportunity Creation
Phase 2 -	Development of Account Sales Strategy
Phase 3 -	Follow Up, Chart Progress, Applications Support, Quote (or Bid)
Phase 4 -	Price Negotiation, Closing, Submittals (if required)
Phase 5 -	Order Entry, Customer Service, Follow Up, Communication
Phase 6 -	Installation, Start Up, and Field Service
Phase 7 -	Ongoing Product Support, Service Contract, Identify Additional Sales Opportunities (Customer Retention)

This program has been proven and is designed to dominate a market, beginning with a Customer (in this case our initial Ambulance Service Customer), moving to specific like-applications (Ambulance Services and other First Responders), then on to the broader industry segment within the market (Fleet operators, etc.). It is designed to be extremely aggressive to the competition while maintaining reasonable margins, even in the case where heavy discounts could be used by the competition. It requires a combination of resources, including experienced captive personnel specializing in sales management, applications, product and field service, customer service as well as outside resources such as Independent Representatives and other specific industry resources.

Distribution Channels

The SkyLynx marketing strategy incorporates plans to sell through several channels. A combination of direct sales to target accounts mixed with sales through Independent Manufacturer's Representatives and Service Providers will provide the base of coverage necessary to carry out the business plan, and to meet or exceed sales expectations. By partnering with companies that have an existing customer base and market exposure, market penetration can be expedited. There is ample margin in the network service to provide the seller (or dealer) with a residual revenue stream. Equipment sales, for them, represents a one time purchase, or at best case, end of life replacement equipment. Ongoing residual income will provide a significant incentive to focus their selling resources on a SkyLynx solution to their customer's data communications needs.

Homeland Security:

The SkyLynx data network is particularly well suited for applications supporting Homeland Security. With the ability to provide ubiquitous, or complete, coverage, hazardous materials can be monitored without interruption from source to destination. Also, perimeter security in sensitive installations can be monitored. The SkyLynx Network provides access to all branches of service and first responders in the event of an emergency via secure interface to the Internet. Interdepartmental communications has proven to be problematic in emergency events. These are just some examples of the market opportunity Homeland Security represents. SkyLynx Wireless will partner with companies providing technical security systems, taking full advantage of their customer base to gain entry to the market. These strategic partners will be providing site security to chemical and petroleum processing facilities. SkyLynx Wireless can provide the tracking of shipment of hazardous material to and from the plants, closing the loop on a complete security plan.

Rover Telcom dba NetAsset:

Qualifying the Need for NetAsset Services:

As use of the Internet increases, commercial users must compete for bandwidth with residential users. Residential use has multiplied as entertainment activities have become more popular such as streaming video, radio and television. Many Internet Service Providers concentrate on the number of subscribers rather than the quality of service. Commercial users, therefore, do not always have priority. NetAsset has positioned itself in the market as a Business-to-Business Internet Service Provider. NetAsset has no residential customers so it can concentrate on the specific demands of their commercial customer base.

The NetAsset Operations:

The NetAsset facility is located in Fresno, CA. The operations center includes the business office as well as the equipment racks necessary to house the termination of connections. NetAsset negotiates for bulk services from providers such as SBC and Qwest. From these bulk services, NetAsset provides users with T-1 or fractional T-1 service. The network operations are monitored and maintained continuously to provide the most reliable level of services.

NetAsset Services:

NetAsset provides the following services to its commercial customer base:

Development:

NetAsset provides a number of developments services including Intranet Design, Database Design, Web Design, and E-Commerce Design. These are all services geared to the commercial customer.

*	Intranet ties the customer's internal resources together, providing seamless communications and files sharing.

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Most every commercial customer manages their business using databases that contain critical information. Access to this information is essential in timely management of the business and in fully exploiting market opportunities. NetAsset can design databases that can be accessed via the Internet, allowing the sharing of critical information between employees, customers and prospective customers. Examples include the access to online pricing, order status, contact management, etc.

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Today, any organization involved in commercial activity is expected to have a web presence. NetAsset can help companies by updating their current web site, or creating a new web site. Each Web Site design must reflect the needs of the customer. Ease in navigation, content and aesthetics are all critical elements. The design of the site can also determine how long a site will take to load on the viewer's computer. NetAsset has an excellent track record in providing Web presence that will meet or exceed the needs of its customers.

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E-Commerce is a relatively recent development in Internet function and has grown exponentially, literally opening a new chapter in commerce. Now a business can allow its customers to browse through their products or services, even purchase them and checkout without the need for salespeople, and a facility. To develop a successful E-Commerce presence requires experience and attention to detail, all NetAsset strengths.

Co-Location:

Co-location is ideal for businesses who are seeking a presence on the Internet but do not wish to pay the expenses of setting up a Network Operations Center (N.O.C.). Co-location accounts include enough physical space to locate 5 2U machines in our smallest rack space or up to 14 2U machines in a full cabinet. Co-location is ideal for high-traffic web sites, on-line databases and points of presence (POP) sites.

*	Maintenance access from 9am until 4pm Monday through Friday

*	24x7 emergency access

*	Complete Power Conditioning and UPS Backup

*	Connectivity into Net Asset's Backbone structure via 10/100MB Ethernet Connection

*	Secured site with FM2 Fire suppression system

Hosting:

The NetAsset standard hosting account is ideal for most businesses. It includes domain name hosting so that the business site URL is www.yourbusiness.com. This account also includes 5 email accounts with email aliasing. Company e-mails are directed through you're the customer's domain (example: info@yourbusiness.com). Up to 400MB of hard drive space is available for each domain to store your web site and e-mail on Net Asset's dedicated commerce servers.

*	Hard drive space available from 50 to 400 megabytes in 50MB increments for your web site

*	URL is www.yourbusiness.com (Domain Registration not included)

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*	Microsoft FrontPage 2002 Extensions supported

*	CGI-BIN/CGI support for web site

*	Perl 5+ support for web site

*	MySQL support for web site

*	Webalizer Log Analyzer for web site traffic monitoring service

Access:

NetAsset specializes in connecting Local Area Networks (LAN) to the Internet, particularly in always on connections so that the Internet becomes a true extension of the desktop. That familiar long wait for a modem to connect and handshake is eliminated. The Internet connection now waits in the background and allows the Customer's computer to automatically check mail while they are busy on other applications. Browsing and file downloading become much faster as well.

NetAsset uses multiple telephone companies to maximize performance at minimal costs. In many cases NetAsset can connect all of its Customer's employees and still reduce their overall costs even if they have only 2 or 3 modem connections. Many business owners fail to realize that the per minute charges of standard business telephone lines combined with the slow download speeds of modems can result in very expensive telephone bills. The majority of Net Asset's connections are dedicated circuits that allow unlimited access with NO additional telephone charges and NO hidden charges, so they get one flat rate bill.

Nearly all NetAsset customers operate business LAN's, and many have similar needs. Issues such as firewall security, virtual private networks and email servers are common to most of our customers. Whether they operate Windows NT, peer-to-peer or other networks, the NetAsset trained staff can answer questions and offer custom solutions to maximize the effectiveness of their Internet usage.

Email is still the most popular Internet application in the business world. NetAsset can host mail on its mail servers or route mail to the Customer's existing server.

Product Strategy:

NetAsset provides the following packages of service to its commercial customer base:

NetAsset Digital Network (NADN)

NetAsset offers its Digital Network as the practical solution for most Fresno businesses that may otherwise pay costly access charges for digital access. NADN is the perfect package for the small business office. NetAsset answered the requests of many local businesses to create a flat rate ISDN package that supplies local business with the solutions for their Internet requirements. We combine a network access connection, web site hosting, email service, and even the local telephone company connection in one service bundle. NetAsset supplies the access, routing and coordinates with multiple local telephone companies to deliver a dedicated digital connection to the Customer's LAN. NetAsset optimize ISDN technology to deliver a data only circuit that is dedicated to serving only Internet needs. NetAsset then provides mail solutions at no additional charge. It can host mail for a limited number of users on its own servers or allow nearly unlimited throughput to its Customer's mail server. NetAsset includes web site hosting for most basic web sites; however, some very large or special application web sites may incur additional charges.

DSL

The "Broadband Revolution" is changing the way people use the Internet. Unfortunately, broadband Internet access has not traditionally been available to small and midsize towns and cities. Residences and businesses located in small and midsize cities were left to languish with slow, ineffective dial-up Internet access. NetAsset is bridging this digital divide, making high-speed DSL Internet access available to California. NetAsset understands that the Internet is an integral tool for success, and businesses without high-speed access are at a distinct disadvantage in today's competitive marketplace. NetAsset is now offering DSL service powered by SBC. With NetAsset DSL, the Internet will become a more powerful tool for business. DSL Transport Services are provided by SBC Advanced Solutions, Inc.

T1: For Mission-Critical Access

T1 High speed lines offer reliable, high-capacity Internet connections for businesses and high traffic web sites. If a business can't afford to have its Internet connections go down, T1 service is the best option. With bandwidth from 256kbps to 1.5mbps, NetAsset T1 High speed lines can put an entire company online, with web browsing and email for all of its users. A business can use it to host a busy company website on its own in-house server as well. Net Asset's T1 service comes with 256kbps or 512kbps fractional, and full 1.5mbps plans, offering lower cost options that still give plenty of bandwidth as well as the full T1 service. NetAsset T1 service is flat rate, meaning the Customer never has to pay extra charges. All charges from NetAsset and the Telco vendor are defined up front. Included with the T-1 package are the following features:

*	Guaranteed Full 1.544Mb connection up and downstream

*	24/7 monitoring and support by Net Asset's professional tech staff

*	No usage charges

DS-3 Service

DS3 offers all the security and reliability of DS1, but with even greater speeds (44.736Mbps). This option is especially attractive to those customers looking to implement higher bandwidth applications, such as medical imaging, CAD/CAM and multimedia. Specific features of this service are:

*	High-speed bandwidth

*	High traffic volume

*	Fast response

*	Direct connections

*	Digital accuracy

*	Provides point-to-point full duplex transmission of serial data at 44.736Mbps

*	Provisioned with fiber optics

*	Available in multiples of 3 or 12 circuits

*	Non-multiplexed DS3 allows full use of the 44.736Mbps transmission facility

*	Multiple DS3 separates the circuit into 28 DS1 circuits, each with a speed of 1.544Mbps

*	Fixed monthly charges based on circuit mileage and termination with or without equipment

*	Optional features include Alternate Serving Wire Center and Customer Network Reconfiguration

*	99.95% error-free seconds

*	99.97% availability

Strategic Partnerships:

NetAsset functions as a strategic partner to other SkyLynx Communications, Inc. subsidiaries, providing complimentary services.

For SkyLynx Wireless, NetAsset functions as its Network Operations Center. Frame relays from base stations are terminated at the NetAsset facility. The NetAsset operation provides Internet connectivity to interface the data highway to the end Customer. NetAsset monitors the network and interfaces with various service providers to ensure quality and reliability of service.

Selling Strategy:

NetAsset sells its services to commercial customers through a number of channels. Primarily, NetAsset has grown its business based on its reputation for quality service, through word of mouth. Many of Net Asset's long-time Customers are very loyal and have highly recommended NetAsset to other local businesses. Specific target Customers are called on in the immediate area. Medical facilities are a specific target in that NetAsset has a very successful track record in providing services to this industry segment. Mailings and local advertisements as well as telemarketing also provide additional opportunity creation. NetAsset anticipates doubling its sales over the next 12 months.

Subsequent Events:

On November 29, 2005,we executed a definitive Agreement and Plan of Merger ("the Merger Agreement") between and among the Company, an acquisition subsidiary SkyLynx Acquisition Company ("SAC"), and Vetco Hospitals, Inc., a California corporation ("Vetco"). If consummated, the Merger Agreement would result in our acquisition of Vetco.

If the acquisition is completed, all issued and outstanding shares of VETCO common stock will be converted automatically into an aggregate of 1,000,000 SkyLynx Series A Convertible Preferred Stock having a Stated Value of $3.00 per share (the "Series A Preferred"). The number of shares of Series A Preferred to be issued to the VETCO shareholders shall be adjusted at the time of Closing such that the total number of shares of SkyLynx common stock issuable upon conversion of the Series A Preferred (the "Conversion Stock") shall represent, at closing, 55% of the total issued and outstanding shares of SkyLynx common stock, on theclosing date, on a fully diluted basis, excluding shares of common stock issued or reserved for issuance to the Selling Securityholders.

Vetco has a long term business relationship with PETCO, a major pet products retailer, and in whose facilities its hospitals are located and where it offers its mobile vaccination clinics. Vetco intends to add new products and services including pet tracking. We provide an advanced wireless data network. One of the primary uses for the network is to provide the exact location of a mobile transceiver. SkyLynx can provide the network and the call center to support a pet tracking application. We believe that Vetco, through its relationship with PETCO, and with its extensive customer data base, can provide an instant sales and distribution channel for a SkyLynx tracking product.

On December 16, 2005, we executed a definitive Agreement and Plan of Merger with Digital Computer Integration Corporation ("DCI"), Defense Technology Systems, Inc. and Zenon Maciekowicz as Shareholders of DCI (Shareholders). Under the terms of the agreement, if consummated, we will acquire 100% of the issued and outstanding shares of DCI in exchange for 572,776 shares of Series B Convertible Preferred Stock and 3,748,518 shares of Series C Convertible Preferred Stock. An aggregate of 3.5 million shares of the Series C Preferred Stock would be subject to an earn-out.

DCI is a sixteen year old company that specializes in systems integration. DCI has developed a diverse base of technology that can be configured to meet specific application requirements. These include rugged mobile computers used in military and first responder applications, an advanced stealth tracking device, capable of calculating an accurate location, even inside buildings, and RFID (Radio Frequency Identification) technology. All of these technologies can be used as building blocks to configure a total solution that will satisfy a demonstrated market demand. DCI's technology is compatible and complementary to that of SkyLynx. A business combination with DCI would provide economies through the reduction in common engineering, sales and marketing expense. DCI's rugged mobile computers are sold into the same first responder market in which SkyLynx is marketing its products. Packaging this rugged mobile computer and RFID technology with its AVL and wireless data network could, we believe, enhance our value to our customers. The stealth tracking technology developed by DCI can be repackaged, in a miniature form, for use in tracking children and pets. The business combination with Vetco provides a sales and distribution channel for a pet tracking product. SkyLynx can provide a call center to aid owners in finding lost or stolen pets.

Pending consummation of our acquisition of DCI, we have made working capital advances to DCI in the aggregate amount of $170,000. The advances are evidenced by promissory notes which, together with interest at the rate of 10% per annum, are payable at maturity dates of December 1, 2005 and February 1, 2006. The notes are secured by a UCC security interest in DCI's $2.8 million purchase order with L-3 Communications, Inc., including inventory, accounts receivable and proceeds.

The acquisitions of Vetco and DCI are subject to customary conditions, including the completion of due diligence and obtaining necessary corporate approvals. If consummated, of which there can be no assurance, the acquisitions would result in a change in control of SkyLynx.

LEGAL PROCEEDINGS

The Company is a defendant in a civil action that was brought by OptiGate, Inc. currently pending in the United States District Court for the Northern District of California, Fresno Division, Civil Action No. 03 CE CG 03733, in which the Plaintiff is claiming damages arising from a breach of contract. The Company has filed a counterclaim in the matter. Subsequent to filing the case, the Plaintiff filed a voluntary petition in bankruptcy under Chapter 7 of the United States Bankruptcy Code. The Company plans to vigorously defend the case, which it believes to have no merit. Management of the Company believes that the likelihood of a material adverse outcome is remote.

Optigate v. Rover Telcom, Inc., (hereafter called "Rover"). OptiGate filed suit against Rover, a wholly owned subsidiary of the Company. The claim asserts breach of contract by Rover. The amount claimed is $150,000 for the alleged breach. Rover has counterclaimed for damages, breach and that the contract is void from inception. After suit was filed, service had and pleadings filed by both parties, OptiGate filed for Chapter 7 proceedings in the U. S. Bankruptcy Court, Middle District of California. The U. S. Trustee has opened negotiations to settle the matter by offering to accept $100,000 and we have countered by offering $10,000 as this is the amount of legal fees we expect to incur in defending this matter. Any judgment we obtain is expected to be not collectable. Management of the Company believes that the likelihood of a material adverse outcome is remote.

Employees and Consultants

We currently have three executive officers and key employees: Gary L. Brown, President, CEO and acting Chief Financial Officer, Steven D. Smith, Chief Operating Officer, and Kenneth L. Marshall, General Counsel.

Rover Telcom, through NetAsset, has three employees in our Fresno, California offices.

DESCRIPTION OF PROPERTY

We lease offices at 500 John Ringling Boulevard, Sarasota, Florida 34236. Our telephone number at that address is (941) 388-2882; facsimile (941) 388-2866. The lease is a month-to-month tenancy under which we pay rent of $800 per month.

The offices of our wholly owned subsidiary, Rover Telcom Corporation, are located at 1315 Van Ness Avenue, Suite 103, Fresno, California 93721-1729. Our telephone number at that address is (559) 650-8100. We occupy these offices under a ten year lease that expires in 2008, with monthly rent of $1,562.

We also maintain West Coast corporate and engineering offices located at 643 Strander Blvd., Tukwila, Washington 98188. The telephone number at that address is (206) 575-1910; facsimile (206) 575-1877. These offices are occupied on a month-to-month basis for which we pay $1,400 per month.

MANAGEMENT

Our executive officers, key employees and outside Directors and their respective ages and positions are set forth below:

Name	Age	Position
Gary L. Brown	58	President, Chief Executive Officer, Chief Financial Officer, Director

Kenneth L. Marshall	66	Secretary and General Counsel

Stephen L. Rogers	63	Director

Steven D. Smith	52	Chief Operating Officer, Director

Alfredo Chang	34	Director

Robert Weiss	55	Director

     Gary L. Brown age 58, CEO, Board Member - Prior to BTEC, from 1999 to 2001, Mr. Brown was Chairman of the Board and founder of LineShark Communications, Inc. a regional Internet Service Provider. Mr. Brown was an original founder of Inforum Communications, Inc., f/k/a SkyLynx Communications, Inc. a previous unrelated company, from 1996 to 1999.and served as its Chairman of the Board, President and CEO for over two years. SkyLynx Communications was an Internet service provider embarking on a rapid acquisition strategy similar to LineShark concentrating on the Pacific Rim region of the country. Mr. Brown resigned his position at SkyLynx to devote his full time to LineShark. Mr. Brown had been in the securities industry since 1973 as a registered securities principal in both Colorado and Florida. He has experience in the capital formation and establishing of publicly traded companies as well as mergers and acquisitions. Mr. Brown attended Central Missouri State University from 1967 to 1972.

     Kenneth L. Marshall age 66, Secretary and General Counsel- Mr. Marshall has been a member of the Florida Bar since 1972. He served as Secretary and General Counsel for SkyLynx and LineShark Communications, Inc. His area of practice is commercial law. He holds a J.D. degree from The Washington College of Law, The American University and a B. S. in Business Management from Florida Atlantic University.

     Stephen L. Rogers, age 63, Board Member, has more than 30 years of senior management experience in the broadcast television industry. He served as the President and CEO of WEDU, Tampa, Fla., He has been recognized both locally and nationally for his leadership, technical expertise and business acumen, most recently with the prestigious 21st Century Award by America's Public Television Stations and as TV Station Manager of The Year by Tampa Bay Magazine. Mr. Rogers served as Chairman of the Board of the Florida Public Broadcasting Service for two years and a board member for ten years. He has also been a member of the board of directors of the Florida Association of Broadcasters for four years. He also served on numerous committees in Washington, D.C. assisting congressional staff in the drafting of public broadcasting legislation addressing new technologies.

     Steven D. Smith, age 54, Chief Operating Officer and Director, joined the Company in January, 2006 and became a director in February, 2006. Mr. Smith has more than 27 years of senior management experience in the electronics industry. In 1978, at age 24, Mr. Smith founded Manutek, Inc. developing and producing key products for a list of companies including GM, GE, AT&T, JBL, Eli Lilly, IBM and Motorola. Mr. Smith operated the company for 16 years, during which time he received two citations from the Governor of Indiana for his contribution to Indiana's High Tech industry. Mr. Smith was a finalist for Entrepreneur of the Year in 1988. In 1993, Mr. Smith began providing consulting services specializing in growth and turn-around for companies in a number of industries. Over the last seven years, Mr. Smith has focused on projects involving wireless data communications.. Companies Mr. Smith has worked with over the last twelve years include Apollo International, Paradigm, Advanced Flow Technology, Etel, and American Commerce Solutions. Mr. Smith attended Purdue University/Indiana University at Indianapolis 1972-1976 his majors were Mechanical Engineering and Business, with a minor in Psychology.

     Alfredo Chang, age 34, Board Member, joined the board of directors in February 2004. Since November 2003, he has been Vice President, High Grade and Emerging Markets Portfolio Manager for GE Asset Management. From January 2002 to November 2003, he was Vice President, Portfolio Manager for GE Asset Management. From August 2000 to January 2002, he served as an Assistant Portfolio Manager for GE Financial Assurance. From April 1996 until August 2000, he held the positions of Regional Investment Officer and Portfolio Manager with AIG Global Investment Corp. in New York. Between 1993 and 1996, he held positions with Bankers Trust, Salomon Brothers and Merrill Lynch. Mr. Chang has a BS in Business from the University of Florida, 1993. He is a member of the New York Society of Security Analysts; the Association of Investment Management and Research, and the GE Asian Pacific American Network.

     Robert Weiss, age 55, became a director in September 2004. Mr. Weiss is co-founder of Black Knight Ventures, Inc., an investment banking company focused on early stage transactions. Prior to that, he was president of Atlantic American Partners, a merchant banking group formed by Communications Equity Associates. He has an extensive background in institutional investing, having served in investment banking at Paine Webber, COO for Zurich Kemper, head of marketing at Weiss, Peck & Greer, and a consultant at SEI. His fund experience includes working with accelerators at The University City Science Center and Philadelphia Port of Technology, as well as working with multiple SBIC's. Mr. Weiss earned a BS from The United States Military Academy at West Point, and an MBA from Boston University. He has served on the Investment Committee for The Association of Graduates at West Point and is on the board of the Tampa Bay Alumni Chapter of West Point. In addition to his association with SkyLynx Communications, Inc., he sits on the Board of Directors of BioVest, Inc.

     All directors serve for terms of one year each or until their successors are elected and qualified, and are subject to re-election at the Company's regular annual meeting of shareholders, unless they earlier resign.

     No family relationship exists between any director and executive officer.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

     During the last five (5) years no director or officer of the Company has:

a.

had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b.	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

c.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d.

been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

     Any transactions between the Company and its officers, directors, principal shareholders or other affiliates have been and will be on terms no less favorable to the Company than the Board of Directors believes could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent outside disinterested directors.

EXECUTIVE COMPENSATION

The following table and discussions summarizes all compensation earned by or paid to our Chief Executive Officer ("CEO") and the other most highly compensated executive officers for all services rendered in all capacities to us and our subsidiaries for each of our last three fiscal years. However, no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus is less than $100,000.

TABLE 1
SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
				Other
				Annual	Options
Name and Principal				Compensation	SARs
Position	Fiscal	Salary($)		($)(1)	(#)
	2005	$150,000	(2)	$-0-	-0-
Gary L. Brown,	2004	$75,000	(2)	$-0-	-0-
CEO and President	2003	$-0-		$-0-	-0-

Kevin Gorman,	2005	$155,417	(3)	$-0-	-0-
Chief Operating Officer	2004	$-0-		$-0-	-0-
	2003	$-0-		$-0-	-0-
Jon Fatula,	2005	$119,167	(4)	$-0-	-0-
Vice President	2004	$-0-		$-0-	-0-
	2003	$-0-		$-0-	-0-
Steven D. Smith,	2005	$75,000	(2)	$-0-	-0-
Chief Operating Officer	2004	$-0-		$-0-	-0-
	2003	$-0-		$-0-	-0-
_______________________________________________________
1.

No executive officer will receive perquisites and other personal benefits, which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during a fiscal year.

2.	Messrs. Brown and Marshall have been accruing salary since January 1, 2003 at the above-stated rate, due to the Company's lack of funds.

3.	Mr. Gorman began receiving salary effective August 1, 2003 thru November 18, 2004.

4.	Mr. Fatula began receiving salary effective August 1, 2003 thru June 30, 2005.

5.	Mr. Smith began receiving salary of $200,000 per year effective January 1, 2005. Not less than 50% is accrued.

Company Equity Incentive Plan

     In 2004, the Board of Directors and the Shareholders of the Company approved amendments to the 2003 Equity Incentive Plan (the "Incentive Plan"), increasing the number of shares authorized to be issued under the Plan by an additional 2,500,000 shares. The Incentive Plan allows the Company to grant incentive stock options non-qualified stock options and/or stock purchase rights and stock bonus awards (collectively "Rights") to officers, employees, former employees and consultants of the Company and its subsidiaries. Options granted to eligible participants may take the form of Incentive Stock Options ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not qualify as ISO's ("Non-Qualified Stock Options" or "NQSO's"). As required by Section 422 of the Code, the aggregate fair market value (as defined by the Incentive Plan) of the Company's Common Stock (determined as of the date of grant of ISO) with respect to which ISO's granted to an employee are exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSO's. Rights to purchase shares of the Company's Common Stock may also be offered under the Incentive Plan at a purchase price under terms determined by the Incentive Plan Administrator.

     Either the Board of Directors (provided that a majority of Directors are "disinterested" can administer the Incentive Plan, or the Board of Directors may designate a committee comprised of Directors meeting certain requirements to administer the Incentive Plan. The Administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of awards and the terms and provisions relating to the exercise of the awards.

     An aggregate of 1,240,457 shares of the Company's Common Stock have been issued under the Incentive Plan and an additional 2,500,000 shares are reserved for future issuance. As of the date of this report, there are no options or other awards outstanding under the Plan.

Table 2
Option/SAR Grants in Last Fiscal Year
Individual Grants

		% of Total
		Options/SARs
		Granted to	Exercise or
	Options/SARs	Employees in	Base Price
Name	Granted (#)	Fiscal Year	($/Sh)	Expiration Date
Gary L. Brown	0	0	N/A	N/A

Kevin Gorman	0	0	N/A	N/A

Jon Fatula	0	0	N/A	N/A

Fred Anderson	0	0	N/A	N/A

The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers at June 30, 2004.

Table 3
Aggregated Options/Sar Exercised In Last Fiscal Year
And Fy-End Option/Sar Values

				Value of
	Shares		Number of Securities	Unexercised
	Acquired	Value	Underlying Unexercised	In-the-Money
	on	Realized	Options at	Options
Name	Exercise	($)	06/30/03	at 6/30/03
		Exercisable/Unexercisable		Exercisable/Unexercisable
Gary L. Brown	0	0	0	0
Kevin Gorman	0	0	0	0
Jon Fatula	0	0	0	0
Fred Anderson	0	0	0	0

Employment agreements

All of our executive officers serve without written employment contracts, and would be considered "at-will" employees. We currently compensate our executive officers with the following base annual salaries:

Gary Brown	$150,000 per year
Steven Smith	$200,000 per year
Kenneth Marshall	$75,000 per year

Because of our lack of working capital, at least 50% of the foregoing base salaries have been accrued and unpaid.

Indemnification and limitation on liability of directors

Our Bylaws effectively provide that we shall, to the full extent permitted by the Delaware General Corporation Law ("DGCL"), as amended from time to time, indemnify all persons whom we may indemnify pursuant thereto. In addition, our Articles of Incorporation eliminate personal liability of our Directors to the full extent permitted by the DGCL, as amended from time to time.

The DGCL permits a corporation to indemnify its Directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such Directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by Directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or Directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The DGCL also provides that a corporation may eliminate or limit the personal liability of a Director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that such provision shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the Director derived an improper personal benefit. No such provisions shall eliminate or limit the liability of a Director for any act or omission occurring prior to the date when such provision becomes effective.

We intend to obtain Directors' and officers' liability insurance policies covering certain liabilities of persons serving as officers and Directors and providing reimbursement to us for our indemnification of those persons; however, we have not yet done so.

We intend to enter into an Indemnification Agreement with each of our Directors and officers. The Indemnification Agreement will contain provisions that may require us, among other things, to indemnify our Directors and Officers against certain liabilities that may arise by reason of their status or service as Directors or Officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that such indemnification provisions and agreements are necessary to attract and retain qualified persons as Directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Various shareholders have made open account cash advances. No promissory notes, interest rates or repayment schedules were set at the time of such advances.

     In December 2001, Gary L. Brown, our Chairman, President and CEO, and Steve Jesson, one of our directors, were each issued 142,858 shares of our Common Stock in consideration of their joining our Board of Directors. In August 2002, Mr. Jesson resigned as a director. Effective April 17, 2003, Mr. Jesson was re-elected to serve as a director our Company, and at the time was granted an additional 142,858 shares of our Common Stock.

     From December 2001 to April 2003, Mr. Brown made cash advances to the Company totaling approximately $170,000. Mr. Brown has converted all of those cash advances into shares of our Common Stock at a conversion price of $.07 per share.

     In April 2003, Mr. Brown converted accrued and unpaid compensation in the amount of approximately $44,000 into shares of our Common Stock at a conversion price of $.07 per share.

     During the year ended June 30, 2002, Mr. Brown was granted an option to purchase 700,000 shares of Common Stock from the Shelton Voting Trust at a price of $.014 per share. During the year, Mr. Brown assigned options to purchase 142,858 shares of Common Stock each to Robert Francis (through Milford Communications Partners) and Stephen Rogers, as well as options to other persons. In connection with the option exercise, Mr. Brown acquired 220,525 shares of our Common Stock.

     In May 2002, Robert D. Francis, a director, acquired 142,858 shares of our Common Stock pursuant to the assignment from Gary L. Brown of an option held by Mr. Brown to purchase shares of Common Stock from the Shelton Voting Trust.

     From January 1, 2003 to April 30, 2003, Mr. Francis performed services as a consultant for the Company for which he was paid a consultant's fee of $6,250 per month. Effective April 30, 2003, Mr. Francis converted accrued compensation in the amount of $25,000 into shares of our Common Stock at a conversion price of $.07 per share.

     In May 2002, Stephen L. Rogers, a director, acquired 142,858 shares of Common Stock pursuant to an assignment from Gary L. Brown of an option held by Mr. Brown to purchase shares of Common Stock from the Shelton Voting Trust.

     From January 1, 2003 through March 31, 2003, Mr. Rogers provided consultant's services for the Company for a consulting fee of $5,000. Effective April 30, 2003, Mr. Rogers converted that sum into shares of our Common Stock at a conversion price of $.07 per share.

     Kenneth L. Marshall serves as Secretary and General Counsel to the Company in consideration of $6,250 per month. In addition, Mr. Marshall has made cash advances to our subsidiary, Rover Telcom Corporation, in the amount of $23,500. Effective April 30, 2003, Mr. Marshall converted an aggregate of $48,365 of accrued salary, cash advances and unreimbursed expenses into shares of our Common Stock at a conversion price of $.07 per share.

     In August 2003, we issued 300,000 shares of our Common Stock to our director, Stephen Rogers, in consideration of his consulting services for the Company. We valued the shares of Common Stock at $.10 per share.

     Alfredo Chang, a director, has received an aggregate of 425,000 shares of Common Stock in consideration of his services as a director and consultant.

     Robert Weiss, a director, was granted 250,000 shares of Common Stock for his services as a director. In addition, Black Knight Ventures, Ltd., an investment banking firm controlled by Mr. Weiss and is wife, was issued an additional 120,000 shares of Common Stock for investment banking services.

     In October 2004, the Company obtained a term loan from a commercial lender in the amount of $500,000. To obtain the loan, the lender required personal guarantees and collateral enhancement, which was provided by four individuals, three of whom are members of our Board of Directors. In consideration of those guarantees and collateral enhancements, the Company issued 50,000 shares of restricted Common Stock to each Alfredo Chang and Daniel J. Sullivan, a director and Chief Financial Officer, and the Company issued 100,000 shares of restricted Common Stock each to Robert Weiss, a director, and Joseph Roberts, a shareholder.

     On October 15, 2004, the Company agreed to an arrangement whereby additional debt was converted into 12% Convertible Debentures in the aggregate amount of $709,800. The Debentures were issued on December 16, 2004. This debt included unpaid promissory notes, fees for services, accrued salaries, travel and related expenses. This debt is now due on or before December 31, 2006. The debt and accrued interest is convertible into shares of the $.0001 par value Common Stock of the Company at the prices set forth below, at the option of the holders. The following sets forth the names of our affiliates and the number of shares to be received by each in conversion of our outstanding debt to such person:

	Amount of	Number of Shares
Name	Debenture	if Converted	Price per Share
Gary L. Brown	$387,439	4,842,984	$.08
Kenneth L. Marshall	111,250	1,112,500	$.10
Clifford L. Neuman	106,073	1,060,730,	$.10
Daniel J. Sullivan	36,250	362,497	$.10
Alfredo Chang	68,788	687,880	$.10

Total	709,800	8,066,591

     Effective April 5, 2005, the Company issued additional 12% Convertible Debentures to reflect upaid accruals for salary, fees and unreimbursed expenses through March 31, 2005, to the following persons:

	Amount of	Number of Shares
Name	Debenture	if Converted	Price per Share
Gary L. Brown	$100,000	1,666,666	$.06
Kenneth L. Marshall	50,000	841,667	$.06
Clifford L. Neuman	41,448	690,800	$.06
Steven D. Smith	50,000	841,667	$.06

Total	241,448	4,040,800

     On May 4, 2005, the following executive officers of the Company exercised their right to convert the foregoing Convertible Debentures into shares of common stock in the following numbers:

	Amount of
	Debentures	Number of Shares
Name	Converted	Issued
Gary L. Brown	$487,438	6,509,589
Kenneth L. Marshall	161,250	2,043,167
Steven D. Smith	50,000	841,667

Total	698,688	9,394,423

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of our common stock at December 1, 2005, by each person who beneficially owns more than 5% of the common stock; by each of our executive officers named in the Management section; by each of our Directors; and by all executive officers and Directors as a group. Unless otherwise indicated, we believe all persons in the table have sole voting and investment power for all shares beneficially owned by them. (1)

	Number	Percent
Name and Address(3)	of Shares	Owned(2)
Gary L. Brown(4)	9,411,964	31.4%

Kenneth L. Marshall	2,660,382	8.9%

Robert Weiss(5)	370,000	2.5%

Kevin Gorman	540,000	3.7%

Stephen Rogers	514,287	3.5%

43

Alfredo Chang	425,000	2.9%

Steven Smith	1,091,667	3.6%

All Officers and Directors as a Group (7 persons)	15,013,300	50.0%
__________________________

(1)

 Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership. Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)

 The percentages shown are calculated based upon 30,019,442 shares of common stock outstanding. In calculating the percentage of ownership, unless as otherwise indicated, all shares of common stock that the identified person or group had the right to acquire within 60 days of the date of this Memorandum upon the exercise of options and warrants or conversion of notes are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)	Unless otherwise stated, the beneficial owner's address is 500 John Ringling Blvd., Sarasota, FL 334236.

(4)	Mr. Brown would be deemed the beneficial owner of an aggregate of 9,411,964 shares of the Issuer's common stock, which shares consist of (i) an aggregate of 1,656,374 shares of common stock owned by Mr. Brown in joint tenancy with his spouse, (ii) an aggregate of 550,000 shares of common stock owned by Mr. Brown's spouse, Lisa Brown, individually, (iii) an aggregate of 600,000 shares of common stock owned in equal parts by Mr. Brown's two minor children, and (iv) an aggregate of 6,509,590 shares of common stock held by Mr. Brown, individually.

(5)	Includes 120,000 shares held of record by Black Knight Ventures, Ltd., an investment banking firm controlled by Mr. Weiss and his wife.

SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

          The Selling Securityholders are offering to sell up to 30,625,000 shares of our common stock, 20,625,000 shares of which they may acquire by converting notes and 10,000,000 shares of which they may acquire by exercising warrants. We are not registering the resale of the warrants. Under our agreements with the Selling Securityholders, we have also agreed to register an additional 30,625,000 shares of our common stock to cover possible future downward adjustments to the conversion price of the notes or exercise prices of the warrants under certain circumstances. None of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted below.

          Effective August 2, 2005, we entered into a Securities Purchase Agreement with four investors to sell an aggregate of up to $3 million in 8% convertible notes in a private offering. At the first closing, which occurred on August 2, 2005, we sold to the investors an aggregate of $1 million in convertible notes. Under the terms of the Securities Purchase Agreement, the investors are obligated to purchase an additional $1 million in notes upon the filing of the registration statement of which this prospectus forms a part. The investors have agreed to purchase the final traunche of $1 million in convertible notes upon the registration statement being declared effective by the Securities and Exchange Commission.

          Each holder of notes has the option, exercisable at any time after the date of issuance, to convert the entire outstanding balance of principal and accrued and unpaid interest due on the notes into shares of our common stock. The conversion price initially was the lesser of (i) 60% of the Market Price of our common stock during the 20 trading days immediately preceding the date of conversion or, (ii) $0.13 per share. Effective December 15, 2005, we entered into an agreement with the Selling Securityholders amending the convertible notes to provide that the conversion price will be the lesser of (i) 55% of the Market Price of our common stock during the 20 day trading period immediately preceding the date of conversion or (ii) $0.13 per share. In consideration of the amendment, the Selling Securityholders agreed to waive our default under our agreements caused by delays in filing the registration statement of which this prospectus forms a part.

          Interest on the outstanding principal balance of the notes accrues at the rate of 8% per annum and is payable quarterly, provided that the first six months of interest was prepaid at the first closing. The entire principal balance due under the notes, together with all accrued and unpaid interest, is due and payable on July 29, 2008 (the "Maturity Date").

          Each investor also received and is entitled to receive, warrants exercisable for five years to purchase additional shares of our common stock at an exercise price of $0.20 per share. Investors are entitled to receive warrants exercisable to purchase, in the aggregate, up to 10 million shares of our common stock, pro rata. Warrants exercisable to purchase 3,333,333 shares were issued in the first closing which occurred on August 2, 2005; and additional warrants will be issued, pro rata, when each of the second and third $1 million traunches become due and payable. Each warrant is exercisable at any time, and from time to time, beginning on the date of issuance and ending five years from the date of issuance. Until exercised, the warrants grant to the holders no rights as shareholders of our company. Any warrants that remain unexercised after the expiration date shall be null, void and of no further legal force or effect. Investors in the offering and holders of the warrants shall be under no obligation to exercise the warrants. We cannot predict how many, if any, warrants will be exercised.

          Under our agreements with the investors in the offering, we have agreed to register for resale under the Securities Act, all shares of common stock underlying the convertible notes and the warrants issued to the investors.

          Our obligation to repay the convertible notes is secured by a first lien security interest in favor of the investors covering all of our tangible and intangible assets.

          Both the convertible notes and warrants contain a provision that restricts the conversion of the notes and exercise of the warrants if, upon such conversion or exercise, the holder of the note or warrant will own, in the aggregate, more than 4.99% of our total issued and outstanding shares of common stock.

          There is no assurance that the Selling Securityholders will sell the shares offered by this prospectus.

          The following table sets forth:
*	The name of the Selling Securityholders;

*

The number of shares of our common stock owned by the Selling Securityholders, including the number of shares that may be acquired upon conversion of notes and the exercise of the warrants held by the Selling Securityholders;

*	The number of shares offered by this prospectus that may be sold from time to time by the Selling Securityholders;

*	The number of shares of our common stock that will be beneficially owned by the Selling Securityholders if all of the shares offered by the Selling Securityholders are sold;

*

The percentage of the total shares outstanding that will be owned by the Selling Securityholders at the completion of this offering, if the Selling Securityholders sell all of the shares included in this prospectus.

          Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership. Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Offered	Shares Beneficially Owned After Offering(3)
Name of Beneficial Owner	Number	Percent(2)(3)	Number	Number	Percent(2)
AJW Partners, LLC(4)	4,287,500	4.99%	4,287,500	-0-	-0-
AJW Offshore, Ltd(5)	15,649,375	4.99%	15,649,375	-0-	-0-
AJW Qualified Partners, LLC(6)	10,106,250	4.99%	10,106,250	-0-	-0-
New Millennium Capital Partners II, LLC (7)	490,000	0.5%	490,000	-0-	-0-

______________________________

*          Represents less than 1%

(1)        Assumes all principal underlying outstanding notes are converted into common stock at a conversion price of $0.044 per share and all outstanding warrants are exercised, of which there can be no assurance.

(2)        Based on 30,734,036 shares outstanding.

(3)        Assumes all conversion stock underlying the notes and all warrant stock underlying the warrants are resold by the Selling Securityholder in this offering. Actual number of shares sold by each Selling Securityholder may vary.

(4)        Voting and investment power with respect to these securities is exercised by Corey S. Ribotsky, Manager.

(5)        Voting and investment power with respect to these securities is exercised by Corey S. Ribotsky, Manager.

(6)        Voting and investment power with respect to these securities is exercised by Corey S. Ribotsky, Manager.

(7)        Voting and investment power with respect to these securities is exercised by Corey S. Ribotsky, Manager.

          We have agreed to indemnify the Selling Securityholders against specified liabilities including liabilities under the Securities Act in connection with its offering. The Selling Securityholders have agreed to indemnify us and our directors and officers, as well as any persons controlling us, against certain liabilities, including liabilities under the Securities Act.

          We will pay all expenses to register the shares, except that the Selling Securityholders will pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

          The Selling Securityholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices, if a public trading market develops and exists, or negotiated prices, in one or more of the following kinds of transactions:
*	Transactions in the over-the-counter market;

*	A block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

*	Purchases by a broker or dealer as principal and resale by a broker or dealer for its account;

*	Ordinary brokerage transactions and transactions in which a broker solicits a buyer; or

*	In privately negotiated transactions not involving a broker or dealer.

          Broker-dealers or agents may purchase shares directly from the Selling Securityholders or sell shares to someone else on behalf of the Selling Securityholders. Broker-dealers may charge commissions to both the Selling Securityholders selling common stock, and purchasers buying shares sold by the Selling Securityholders. If a broker buys shares directly from a Selling Securityholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the Selling Securityholder for the resale.

          To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the Selling Securityholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

          In addition to any other applicable laws or regulations, Selling Securityholders must comply with regulations relating to distributions by Selling Securityholders, including Regulation M under the Securities Exchange Act of 1934, as amended. Regulation M prohibits Selling Securityholders from offering to purchase or purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

          The Selling Securityholders may be deemed to be underwriters within the meaning of the Securities Act. If a Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer, he will be an underwriter.

          Some states may require that registration, exemption from registration or notification requirements be met before the Selling Securityholders may sell their common stock. Some states may also require the Selling Securityholders to sell their common stock only through broker-dealers.

USE OF PROCEEDS

          We will not receive any proceeds when Selling Securityholders sell shares of common stock under this prospectus. We may receive proceeds from the exercise of the warrants. If we receive proceeds from the exercise of warrants, it will be used for general working capital purposes.

DESCRIPTION OF SECURITIES

          We are currently authorized to issue up to 100,000,000 shares of $.0001 par value common stock and 10,000,000 shares of $.0001 par value Preferred Stock.

Common Stock

          Each holder of our common stock is entitled to one vote for each share held of record. Voting rights in the election of directors are not cumulative, and, therefore, the holders of more than 50% of our common stock could, if they chose to do so, elect all of the directors.

          The shares of common stock are not entitled to preemptive rights and are not subject to redemption or assessment. Subject to the preferences that may be granted to holders of Preferred Stock, each share of common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as we may declare. Upon our liquidation, dissolution or winding up, subject to prior liquidation or other preference rights of holders of Preferred Stock, if any, the holders of common stock are entitled to receive pro rata those assets which are legally available for distribution to stockholders. The issued and outstanding shares of common stock are validly issued, fully paid, and nonassessable.

Preferred Stock

          Our articles of incorporation authorize issuance of a maximum of 10,000,000 preferred shares. The articles of incorporation give the board of directors the authority to divide the class of preferred shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Delaware and those articles of incorporation in respect of, among other things, the number of preferred shares to constitute such series, and the distinctive designations thereof, the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; whether preferred shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; the liquidation preferences payable on preferred shares in the event of involuntary or voluntary liquidation; sinking fund or other provisions, if any, for redemption or purchase of preferred shares; the terms and conditions by which preferred shares may be converted, if the preferred shares of any series are issued with the privilege of conversion; and voting rights, if any.

Warrants

          The Selling Securityholders who are investors in the $3 million convertible note offering have been, or may be, granted warrants exercisable to purchase up to 10,000,000 shares of our common stock at an exercise price of $0.20 per share. The warrants contain provisions that prohibit the Selling Securityholder from exercising the warrants, if such exercise would result in the Selling Securityholder owning more than 4.99% of our outstanding stock at the time of exercise. Each warrant is exercisable for a period equal to 5 years from the date it was issued. The exercise price, number and kind of common shares to be received upon exercise of the warrants are subject to adjustment upon the occurrence of events such as stock splits, stock dividends or recapitalizations. In the event of our liquidation, dissolution or winding up, holders of either the warrants will not be entitled to participate in the distribution of our assets. In addition, holders of the warrants have no voting, preemptive, liquidation or other rights of shareholders, and no dividends will be declared on the warrants or the shares underlying the warrants.

Convertible Notes

          The Selling Securityholders have purchased, and may purchase additional, convertible notes. The principal amount of the notes outstanding accrue interest at the rate of 8% per annum payable quarterly. The notes are repayable, principal and accrued interest, on July 29, 2008. The notes contain a provision that prohibits the Selling Securityholder from converting the note if such conversion would result in the holder owning more than 4.99% of our outstanding common stock at the time of such conversion. Our obligation to repay the notes is secured by a first lien security interest on all of our tangible and intangible assets. Holders of the notes have no voting, preemptive, or other rights of shareholders.

Anti-takeover Effects of Certain Provisions of Our Certificate of Incorporation and Delaware Law

          We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent

          The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., Denver, Colorado.

Indemnification

          Our certificate of incorporation provides that we shall indemnify, to the fullest extent permitted by the laws of Delaware, any director, officer, employee or agent of us made or threatened to be made a party to a proceeding, by reason of the former or present official of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Legal Matters

          The law firm of Clifford L. Neuman, P.C. represents us as legal counsel. Mr. Neuman is the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 415,000 shares of common stock and 12% debentures convertible into an aggregate of 2,089,492 shares of common stock, subject to the limitation that such conversion must not result in Mr. Neuman owning, in the aggregate, more than 4.99% of our outstanding shares.

Experts

          The audited financial statements of SkyLynx Communications, Inc., included herein and elsewhere in the Registration Statement have been audited by Cordovano & Honeck, LLP, an independent registered public accounting firm, for the periods and to the extent set forth in their report (which describes an uncertainty as to Osmotics Pharma, Inc.'s ability to continue as a going concern) appearing herein and elsewhere in the Registration Statement. Such financial statements have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

          The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this memorandum-proxy statement, and later information that we file with the Commission will automatically update and supersede this information.

          We have filed with the Securities and Exchange Commission ("SEC"), 100 F Street, N.E., Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act with respect to the securities offered. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement. For further information concerning us and the securities offered, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

          Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. In each instance where a copy of that contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement is qualified in all respects by reference to that exhibit. The registration statement, including its exhibits and schedules, may be inspected without charge at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549, Copies of all or any part of those documents may be obtained from the SEC's Public Reference Section at 100 F. Street, N.E., Washington, D.C. 20549 at the SEC's prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference rooms. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC, including us.

SKYLYNX COMMUNICATIONS, INC.

FINANCIAL STATEMENTS

As of September 30, 2005 and for the three month periods ending September 30, 2005 and 2004
(unaudited)

SKYLYNX COMMUNICATIONS, INC.
Condensed Consolidated Balance Sheet
(Unaudited)
September 30, 2005
Assets
Current assets:
Cash	$ 551,210
Accounts receivable, net	26,686
Note receivable	50,000
Prepaid expenses	51,662
Prepaid loan costs	74,762
Other current assets	1,756
Total current assets	756,076

Property and equipment, net	23,624
Other assets	28,704
$ 808,404

Liabilities and Shareholders' Deficit
Current liabilities:
Accounts payable	$ 590,530
Accrued salaries	492,942
Other accrued liabilities	89,397
Deferred revenues	36,306
Loan payable	504,497
Loan payable to related parties	2,800
Total current liabilities	1,716,472

Convertible debentures	147,520
Convertible debentures, related parties	105,038
Note payable net of discount of $244,872	755,128
Total liabilities	2,724,168

Shareholders' deficit:
Common stock	3,032
Additional paid-in capital	7,070,439
Retained deficit	(8,989,225)
Total shareholder's deficit	(1,915,754)
$ 808,404

See accompanying notes to condensed consolidated financial statements.

SKYLYNX COMMUNICATIONS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
	Three Months Ended
	September 30,
	2005	2004

Internet service revenue	$ 85,526	$ 85,428

Operating expenses:
Costs of revenue	56,163	51,710
Selling, general and administrative	361,008	302,694
Research and development	12,883	196,137
Stock-based compensation:
Salaries	0	34,900
Board services	0	40,000
Employees	2,600	0
Consulting	0	24,000
Total operating expenses	432,654	649,441

Loss from operations	(347,128)	(564,013)

Other (expense) income:
Other income	625	0
Interest expense	(809,394)	0
Total other (expense) income	(808,769)	0

Income tax provision	0	0

Net loss	$ (1,155,897)	$(564,013)

Basic and diluted loss per share	$ (0.04)	$ (0.04)

Weighted average common shares outstanding	30,212,314	15,686,898

See accompanying notes to condensed consolidated financial statements.

SKYLYNX COMMUNICATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended
	September 30,
	2005	2004
Cash flows from operating activities:
Net loss	$(1,155,897)	$(564,013)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	3,787	24,058
Amortization of discount on note payable	755,128	0
Common stock issued in exchange for services	2,600	24,000
Common stock issued in exchange for
salaries and board services	0	56,900
Changes in current assets and liabilities, net of
effects of acquisition of Rover Telcom:
Accounts receivable	3,995	12,445
Other assets	(20,626)	2,974
Prepaid expenses	(26,070)	664
Accounts payable and accrued liabilities	7,366	337,235
Deferred revenues	(604)	(2,391)
Net cash (used in) operating activities	(430,321)	(108,128)

Cash flows from investing activities:
Equipment purchases	0	(14,817)
Net cash provided (used) in investing activities	0	(14,817)

Cash flows from financing activities:
Proceeds from related party loans	0	55,340
Repayment of related party loans	(9,000)	0
Proceeds from issuance of note payable	1,000,000	0
Repayment of notes payable	(3,200)	0
Increase in deferred loan costs	(32,332)	0
Proceeds from sale of common stock	0	65,000
Net cash provided by financing activities	955,468	120,340
Net change in cash	525,147	(2,605)

Cash, beginning of period	26,063	22,712
Cash, end of period	$ 551,210	$ 20,107

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$ 0	$ 0
Cash paid for interest	$ 0	$ 0

See accompanying notes to condensed consolidated financial statements.

SKYLYNX COMMUNICATIONS, INC.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

NOTE 1: Basis of presentation

The financial statements presented herein have been prepared by the Company in accordance with the accounting policies in its Form 10-KSB dated June 30, 2005 and should be read in conjunction with the notes thereto.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim period presented have been made. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the year.

Inherent in the Company's business are various risks and uncertainties, including its historical operating losses and dependence upon strategic alliances. The Company's future success will be dependent upon its ability to create and provide effective and competitive automatic vehicle location services and the Company's ability to develop and provide new services that meet customers changing requirements; including the effective use of leading technologies to continue to enhance its current services and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

Management plans to seek additional funding through equity offerings and debt financing and ultimately, to achieve profitability.

Financial data presented herein are unaudited.

NOTE 2: Related party transactions

As of September 30, 2005 the Company has loan payables due to its officers and director as follows:
Loans payable to a board member, at interest of 8%, unsecured, due on demand	$ 2,800

During the three months ended September 30, 2005, the Company issued 40,000 shares of its common stock in exchange for services rendered from officers and directors of the company. The stock issuances were recorded at the market value of the Company's common stock on the transaction date. Stock based compensation expense of $2,600 was recognized in the accompanying consolidated financial statements for the three months ended September 30, 2005.

NOTE 3: Income taxes

The Company records its income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". The Company incurred net operating losses during the three months ended September 30, 2005 resulting in a deferred tax asset, which was fully allowed for; therefore, the net benefit and expense resulted in $-0- income taxes.

NOTE 4: Note payable

During the three months ended September 30, 2005, the Company entered into a Securities Purchase Agreement providing for the issuance of 8% Callable Secured Convertible Notes in the aggregate principal amount of $3,000,000 and warrants to purchase an aggregate of 10,000,000 shares of common stock for the aggregate consideration of $3,000,000. As of September 30, 2005, the Company had issued convertible notes of $1,000,000 due July 29, 2008 that are convertible into approximately 30,303,303 shares of common stock at an effective conversion price of $.033 per share. The debentures were issued at par and pay interest of 8% annually. The holder can convert the debenture into common stock at any time prior to maturity or redemption.

In accordance with the provisions of Accounting Principles Board Opinion No. 14, the Company allocated the net proceeds received in this transaction to each of the convertible debentures and common stock purchase warrants based on their relative estimated fair values. As a result, the Company allocated $740,724 to the convertible debentures and $259,276 to the common stock purchase warrants, which was recorded in additional paid-in-capital. In accordance with the consensus of EITF issues 98-5 and 00-27, management determined that the convertible debentures contained a beneficial conversion feature based on the effective conversion price after allocating proceeds of the convertible debentures to the common stock purchase warrants. Because the calculated beneficial conversion amount exceeded the remaining net carrying value of the convertible debentures, the beneficial conversion was recorded in an amount equal to the remaining net carrying value of the convertible debentures of $740,724 with a corresponding amount recorded as additional paid-in-capital. The amount recorded for the common stock purchase warrants will be amortized as interest expense over the term of the convertible debentures. However, because the debentures may be converted at any time after the issue date, $740,724 was immediately recognized as interest expense.

The Company has issued a Security Agreement in connection with the above agreement to provide a first priority security interest in certain property of the Company in order to secure the prompt payment, performance and discharge of all of the Company's obligations under the convertible note and warrant agreements.

NOTE 5: Shareholders' deficit

During the three months ended September 30, 2004, the Company agreed to pay Black Knight Ventures, Inc., or its designees, an investment banking engagement fee consisting of 300,000 shares of common stock. In addition, Black Knight Ventures will receive a transaction fee, to be determined, upon their successfully arranging a financial or other transaction for the Company. Mr. Weiss was elected to the Board of Directors of the Company on September 13, 2004. Mr. Weiss and his wife, Lisa Weiss, are principals in Black Knight Ventures, Inc., a NASD member that provides investment-banking services to the Company.

During the three months ended September 30, 2004, the Company issued 169,000 shares of its common stock in exchange for current year salaries and bonuses to its officers and employees. The stock issuances were recorded at the market value of the Company's common stock on the transaction date. Stock-based compensation expense of $34,900 was recognized in the accompanying consolidated financial statements for the three months ended September 30, 2004.

During the three months ended September 30, 2004, the Company issued 500,000 shares of its common stock to compensate members of the board of directors for their services as directors. The stock issuances were recorded at the market value of the Company's common stock on the transaction date. Stock-based compensation expense of $40,000 was recognized in the accompanying consolidated financial statements for the three months ended September 30, 2004.

During the three months ended September 30, 2004, the Company sold 928,573 shares of its common stock to investors for gross proceeds totaling $65,000. During the three months ended September 30, 2003, the Company sold 143,334 shares of its common stock to investors for gross proceeds totaling $86,200.

Following is a schedule of changes in shareholders' deficit for the three months ended September 30, 2005:
			Additional
	Common	stock	Paid-In	Retained
	Shares	Amount	Capital	Deficit	Total
Balance, June 30, 2005	30,019,442	$3,001	$6,067,871	$(7,833,328)	$(1,762,456)
Adjustment to issuance of common
Stock	264,284	27	(27)
Issuance of common stock for services	40,000	4	2,596		2,600
Issuance of warrants in conjunction with convertible note			259,276		259,276
Beneficial conversion feature related to convertible note			740,723		740,723
Net loss for the three months
ended September 30, 2005				(1,155,897)	(1,155,897)
Balance, September 30, 2005	30,323,726	$3,032	$7,070,439	$(8,989,225)	$(1,915,754)

NOTE 6. Stock Warrants

On July 29, 2005, the Company granted to the Buyers of the convertible notes under the Securities Purchase Agreement described in Note 4, above, warrants to purchase 3,332,533 shares of its Common Stock. The warrants carry an exercise price of $0.20 per share and vest on the date of grant. No warrants have yet been exercised.

The market price of the Company's common stock on the date of grant was $0.079. The exercise price and fair value of these warrants as of September 30, 2005, were $0.20 and $0.02, respectively.

The fair value for the warrants granted during the three months ended September 30, 2005 was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:
Risk-free interest rate	4.02%
Dividend yield	0.00%
Volatility factor	296.50%
Weighted average expected life	3 years

The following schedule summarizes the changes in the Company's outstanding stock awards:
	Options Outstanding
	Number of	Exercise Price	Weighted Average Exercise Price
	Shares	Per Share	Per Share
Balance at June 30, 2005	486,823	$3.00	$3.00
Awards granted	3,332,533	$0.20	$0.20
Awards exercised	-	$0.00	$-
Awards cancelled/expired	-	$0.00	$-

Balance at September 30, 2005	3,819,356	$0.20 to $3.00	$0.56

NOTE 7. Commitments and Contingencies

Optigate, Inc. v. Rover Telcom, Inc., (hereafter called "Rover"). OptiGate, Inc., (hereafter "OptiGate") filed suit against Rover, a wholly owned subsidiary of the Company in the U. S. District Court for the Northern District of California, Fresno Div., CA No. 03 CE CG 03733. The claim asserts breach of contract by Rover. The amount claimed is $150,000 for the alleged breach. Rover has counterclaimed for damages, breach and that the contract is void from inception. After suit was filed, service had and pleadings filed by both parties, OptiGate filed for Chapter 7 proceedings in the U. S. Bankruptcy Court, Middle District of California. The U. S. Trustee has opened negotiations to settle the matter by offering to accept $100,000 and we have countered by offering $10,000 as this is the amount of legal fees we expect to incur in defending this matter. Any judgment we obtain is expected to be not collectable. Management of the Company believes that the likelihood of a material adverse outcome is remote.

Angelo v. SkyLynx Communications, Inc., involved a dissident shareholder/lender to Founders Industries, Inc., (hereafter called "Founders"), from whom the company acquired control of Basic Technologies, Inc., (hereafter called "BTECBTEC") after all assets and liabilities had been transferred from BTEC to Founders. The plaintiff allegedly loaned money to BTEC long prior to the transaction by which control was transferred to new management. The plaintiff accepted shares of BTEC (now Founders) along the way. The liability was taken over by Founders and BTEC received a hold harmless from Founders. Founders did not pay back the debt and suit ensued. Founders and Brian Walker, its president, agreed to hold SkyLynx harmless from this debt. This case was dismissed as to the company on July 15, 2005.

The company had employment agreements with Fred Anderson, Jon Fatula and Kevin Gorman. Under those agreements the company agreed to negotiate a reimbursement to these employees certain sums allegedly owed them by StarCom Wireless, Inc., (hereafter called "StarCom"). Mr. Fatula and Mr. Gorman filed secured claims against the bankrupt estate of StarCom in the case referred to in item 1 above. Mr. Anderson did not file a civil claim despite being urged to do so. Mr. Anderson did file a claim in the Ch. 11 and Ch. 7 bankruptcy cases of StarCom.

Mr. Anderson says that some amount in excess of $300,000 is due him and that is disputed. Initially he made no claim in bankruptcy for any amount. Secondly he was urged to file suit against StarCom more two years ago and declined. Thirdly his claim against SkyLynx includes salary claims on behalf of his wife who is not a party to our agreement. Fourth the amount claimed includes sales by a company owned by Mr. Anderson and allegedly not paid for by StarCom. SkyLynx did not agree to reimburse him for any of those items. Finally it appears that Mr. Anderson was being paid back salary by StarCom and AllCom, Inc., an affiliate of StarCom, but not giving any credit to SkyLynx for the amounts paid.

In all three instances negotiated amounts may be owed. No such negotiations have occurred or been requested by these employees. Therefore, only a de minimis amount is due on any of these matters at present. The contracts do not specify any amount and further, subject to "...the final terms and conditions being negotiated between us."

NOTE 8. Subsequent Events

On November 29, 2005, SkyLynx Communications, Inc. the (the "Company") executed a definitive Agreement and Plan of Merger ("the Merger Agreement") between and among the Company, an acquisition subsidiary SkyLynx Acquisition Company ("SAC"), and Vetco Hospitals, Inc., a California corporation ("VETCO").

The Merger Agreement provides for the Merger of SAC with and into VETCO, with VETCO to be the surviving corporation.

Upon consummation of the Merger, all issued and outstanding shares of VETCO common stock will be converted automatically into an aggregate of 1,000,000 SkyLynx Series A Convertible Preferred Stock having a Stated Value of $3.00 per share (the "Series A Preferred"). The number of shares of Series A Preferred to be issued to the VETCO shareholders shall be adjusted at the time of Closing such that the total number of shares of SkyLynx Common Stock issuable upon conversion of the Series A Preferred (the "Conversion Stock") shall represent, at closing, 55% of the total issued and outstanding shares of SkyLynx Common Stock, on the Closing Date, on a fully diluted basis, excluding shares of Common Stock issued or reserved for issuance pursuant to Securities Purchase Agreements and related instruments entered into by SkyLynx with NIR Group investors.

At the Effective Time, all issued and outstanding options, warrants and other rights to acquire shares of VETCO common stock, if any, shall be converted into identical rights with respect to SkyLynx Common Stock. No new options are to be granted prior to closing.

On December 16, 2005, the Company executed a definitive Agreement and Plan of Merger with Digital Computer Integration Corporation ("DCI"), Defense Technology Systems, Inc. and Zenon Maiekowicz as Shareholders of DCI (Shareholders). Under the terms of the agreement, if consummated, the Company will acquire 100% of the issued and outstanding shares of DCI in exchange for 572,776 shares of Series B Convertible Preferred Stock and 3,748,518 shares of Series C Convertible Preferred Stock.

The acquisitions of Vetco and DCI are subject to customary conditions. If consummated, the acquisitions will result in a change in control of the Company.

SKYLYNX COMMUNICATIONS, INC.

Consolidated Financial Statements

As of June 30, 2005 and for the
Years Ended June 30, 2005 and 2004

Contents

Report of Independent Registered Public Accounting Firm

To the Audit Committee of
SkyLynx Communications, Inc.:

We have audited the accompanying consolidated balance sheet of SkyLynx Communications, Inc., a Delaware Corporation, and subsidiaries as of June 30, 2005, and the related consolidated statements of operations, shareholders' deficit, and cash flows for the years ended June 30, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we expressed no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SkyLynx Communications, Inc. and subsidiaries as of June 30, 2005, and the results of their operations and their cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, and has a working capital deficit and net capital deficit at June 30, 2005, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Cordovano and Honeck, LLP
Cordovano and Honeck, LLP
Denver, Colorado

November 22, 2005

SKYLYNX COMMUNICATIONS, INC.

Consolidated Balance Sheet
June 30, 2005

Assets
Current assets:
Cash	$ 26,063
Accounts receivable, net of allowance of $8,083	30,681
Other current assets	1,131
Prepaid expenses	25,592

Total current assets	83,467
Property and equipment, net of accumulated depreciation of $147,089 (Note 3)	27,411
Note receivable	50,000
Prepaid loan costs	34,425
Deferred loan costs	8,005
Other assets	8,704

$212,012

Liabilities and Shareholders' Deficit
Current liabilities:
Accounts payable	$680,977
Accrued salaries	418,746
Other accrued liabilities	65,781
Deferred revenues	36,909
Notes payable (Note 7)	507,697
Loan payable to related parties (Note 2)	11,800

Total current liabilities	1,721,910

Convertible debentures (Notes 2 and 5)	252,558
Commitments (Note 6)	-

Shareholders' deficit (Note 4):
Preferred stock, $.0001 par value; 10,000,000 shares authorized, -0- shares issued and outstanding	-
Common stock, $.0001 par value; 100,000,000 shares authorized, 30,019,442 shares issued and outstanding	3,001
Additional paid-in capital	6,067,871
Retained deficit	(7,833,328)

Total shareholders' deficit	(1,762,456)

$ 212,012

See accompanying notes to consolidated financial statements.

SKYLYNX COMMUNICATIONS, INC.

Consolidated Statements of Operations
	Years Ended
	June 30,
	2005	2004
Internet service revenue	$ 471,477	$ 339,272

Costs of direct Internet service	227,432	194,199

Gross profit	244,045	145,073

Operating expenses:
Selling, general and administrative	1,335,245	1,017,623
Contributed rent (Note 2)	-	450
Bad debt (recovery) expense	2,400	(16,665)
Research & development (Note 1)	710,131	830,226
Costs of terminated merger (Note 6)		49,077
Impairment of goodwill (Note 1)	369,039	-
Stock-based compensation (Notes 2 and 4):
Salaries	111,900	541,123
Board services	21,250	403,050
Legal	-	213,250
Consulting	199,300	674,672

Total operating expenses	2,749,265	3,712,816

Loss from operations	(2,505,220)	(3,567,743)

Other (expense) income:
Other income	417	-
Gain on sale of assets (Note 1)	89,044	-
Interest expense	(145,326)	(7,723)

Total other (expense) income	(55,865)	(7,723)

Loss before income taxes	(2,561,085)	(3,575,466)

Income tax provision (Note 5)	-	-

Net loss	$(2,561,085)	$(3,575,466)

Basic and diluted loss per share	$ (0.14)	$ (0.39)

Weighted average common shares outstanding	18,824,286	9,111,193

See accompanying notes to consolidated financial statements.

SKYLYNX COMMUNICATIONS, INC.

Consolidated Statement of Changes in Shareholders' Deficit

			Additional
	Common Stock		Paid-In	Retained
	Shares	Par Value	Capital	Deficit	Total
Balance, July 1, 2003	7,274,716	727	1,553,367	(1,696,777)	(142,683)

Stock-based compensation	3,676,916	368	1,831,727	-	1,832,095
Common stock issued for acquisition of Interim Corporate Resources	700,000	70	251,930	-	252,000
Common stock issued for acquisition of DirctCom S.A.	300,000	30	69,270	-	69,300

Common stock sales net of offering costs of $10,000	2,719,813	272	995,173	-	995,445
Rent contributed by an officer	-	-	450	-	450
Net loss	-	-	-	(3,575,466)	(3,575,466)

Balance, June 30, 2004	14,671,445	1,467	4,701,917	(5,272,243)	(568,859)

Common stock sales	2,091,588	209	164,791	-	165,000
Common stock issued for compensation	769,000	77	111,823	-	111,900
Common stock issued to Directors for services	500,000	50	21,200	-	21,250
Common stock issued for consulting services	2,000,000	200	199,100	-	199,300
Common stock issued for previous acquisition based on contingency	200,000	20	(20)	-	-
Common stock issued for providing a loan guarantee	300,000	30	45,870	-	45,900
Common stock issued for accounts payable	93,986	9	12,209	-	12,218
Capital contribution (Note 2)			105,000		105,000
Common stock issued for conversion of debentures	9,393,423	939	997,112	-	998,051
Loss on conversion of debentures by related parties	-	-	(291,131)	-	(291,131)
Net loss	-	-	-	(2,561,085)	(2,561,085)

Balance, June 30, 2005	30,019,442	3,001	6,067,871	(7,833,328)	(1,762,456)

See accompanying notes to consolidated financial statements.

SKYLYNX COMMUNICATIONS, INC.

Consolidated Statements of Cash Flows

	Years Ended
	June 30,
	2005	2004
Cash flows from operating activities:
Net loss	$(2,561,085)	$(3,575,466)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	101,259	43,703
Common stock issued in exchange for services (Notes 2 and 4)	332,450	1,832,095
Gain on sale of assets	(89,044)	-
Loss on impairment of goodwill	369,039	-
Allowance for bad debts	2,400	5,598
Rent contributed by an officer (Note 2)	-	450
Changes in current assets and liabilities, net of effects of acquisitions:
Accounts receivable	(3,942)	(8,400)
Note receivable	(50,000)	-
Prepaid expenses	(56,347)	-
Other assets	(21,885)	(16,074)
Accounts payable (including $992,639 converted to debentures and to common stock)	1,251,335	298,068
Accrued liabilities	(39,386)	432,472
Deferred revenues	(26,053)	23,949

Net cash used in operating activities	(791,259)	(963,605)

Cash flows from investing activities:
Equipment purchases	(29,554)	(177,647)
Proceeds from sale of assets	61,497	-
Acquisition costs		45,277

Net cash provided (used) in investing activities	31,943	(132,370)

Cash flows from financing activities:
Proceeds from related party loans (Note 2)	34,775	102,120
Payments on related party loans (Note 2)	(32,000)	-
Proceeds from notes payable	498,552	-
Payments on notes payable	(8,660)	-
Capital contribution (Note 2)	105,000	-
Proceeds from sale of common stock (Note 4)	165,000	995,445

Net cash provided by financing activities	762,667	1,097,565

Net change in cash	3,351	1,590

Cash, beginning of year	22,712	21,122

Cash, end of year	$26,063	$22,712

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-

Cash paid for interest	$-	$-

Non-cash investing and financing transaction:
Common stock issued as payment for convertible debentures	$940,940	$-

SKYLYNX COMMUNICATIONS, INC.

Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies

Organization and Basis of Presentation

SkyLynx Communications, Inc. (the "Company") was incorporated in the state of Colorado on January 21, 1998. In May 2003, the Company completed its redomestication to a corporation formed and organized under the laws of the state of Delaware. The Company was originally engaged in the diversified operations of environmental remediation and recovery of oil and gas properties in Texas and Oklahoma, the development of oil and gas ventures and related interests, and as an Internet service provider and e-business consultant in Hawaii.

The Company has completed the development of a wireless data network and has begun the commercial deployment of its infrastructure. The Company caters to commercial and first response customers where coverage of service, rapid polling, security and speed are critical parameters. The Company also operates a small Internet Service Provider focused on providing services to commercial customers. The ISP also acts as the Network Operations Center for the SkyLynx wireless data service.

Inherent in the Company's business are various risks and uncertainties, including its historical operating losses and dependence upon strategic alliances. The Company's future success will be dependent upon its ability to create and provide effective and competitive automatic vehicle location services and the Company's ability to develop and provide new services that meet customers changing requirements; including the effective use of leading technologies to continue to enhance its current services and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

Management plans to seek additional funding through equity offerings and debt financing and ultimately, to achieve profitability.

Name Change

In May 2003, the Company changed its name from Basic Technologies, Inc. to StarCom Wireless Networks, Inc. in anticipation of a potential business combination (see Note 6). In September 2003, the Company changed its name from StarCom Wireless Networks, Inc. to SkyLynx Communications, Inc.

Business Combinations

     Our acquisitions are accounted for as purchase business combinations in accordance with SFAS No. 141, Business Combinations , and SFAS No. 142, Goodwill and Other Intangible Assets . We allocate the purchase price of tangible and intangible assets, and record as goodwill, the excess of purchase price over the fair value of the identifiable net assets acquired. Intangible assets include trademarks, customer relationships, acquired technology and covenants not to compete. Such intangible assets are amortized on a straight-line basis over their estimated useful lives, which are generally four to seven years.

On November 28, 2003, SkyLynx Communications, Inc. (the "Company") entered into a definitive Common Stock Purchase Agreement with Gustavo A. Yepes (the "Purchase Agreement") pursuant to which Yepes agreed to transfer and convey to the Company shares representing an aggregate of 75% of the issued and outstanding shares of common stock of DirectCom, S.A., a Costa Rican corporation.

Subsequent to entering into the Purchase Agreement, DirectCom, S.A. undertook reorganization under the terms of a Joint Venture Agreement (the "Joint Venture Agreement") between Yepes, IdNet, S.A., a Costa Rican corporation, and Inversiones Sinalco, S.A. a Costa Rican corporation. Under the Joint Venture Agreement, DirectCom, S.A. reorganized and changed its name to SkyLynx Communications de Costa Rica, S.A. ("SkyLynx Costa Rica") in contemplation of the consummation of the Purchase Agreement pursuant to which the Company would acquire 75% of the issued and outstanding shares of common stock of SkyLynx Costa Rica.

Effective April 30, 2004, the reorganization of SkyLynx Costa Rica was completed and Yepes transferred to the Company shares representing 75% of the issued and outstanding shares of common stock of SkyLynx Costa Rica, thus consummating the Purchase Agreement. In connection therewith, the Company issued to Yepes, in escrow, an aggregate of 300,000 shares of the Company's common stock in consideration of the shares of SkyLynx Costa Rica.

SkyLynx Costa Rica is the legal entity formed to implement the provisions of the Joint Venture Agreement under which the Company acquired 75% of the outstanding shares, IdNet acquired 20% of the outstanding shares and Inversiones Sinalco acquired 5% of the outstanding shares of SkyLynx Costa Rica. Under the terms of the Joint Venture Agreement, SkyLynx Costa Rica has been constructing and deploying a wireless communications network in Costa Rica. As of the date of this Report, the first backbone of the network has been completed and is ready to be commercially deployed.

Effective April 19, 2005, the Company entered into an agreement to sell all of its shares of capital stock of its subsidiary, SkyLynx Communications de Costa Rica, S.A. On April 21, 2005 the Company completed the sale of its interest in SkyLynx Communications de Costa Rica, S.A. to OrbiLynx Communications, Inc. Under the terms of the agreement the Company sold all the outstanding shares of SkyLynx Communications de Costa Rica, S.A. that it owned for $300,000. The payment consisted of $61,497 in cash, $188,503 in forgiveness or assumption of Company liabilities and a $50,000 promissory note. The promissory note bears interest at 5% per year and has a two-year term.

The Company has recorded a gain of the sale of its interest in SkyLynx Communications de Costa Rica, S.A. of approximately $89,000.

Effective December 10, 2003, SkyLynx Communications, Inc. (the "Company") consummated an Agreement and Plan of Reorganization dated as of September 1, 2003 (the "Agreement") with Interim Corporate Resources, LLC, a Washington limited liability company ("ICR").

Under the terms of the Agreement, the Company acquired 100% of the issued and outstanding member interests of ICR solely in exchange for an aggregate of 700,000 shares of the Company's common stock. The 700,000 shares of common stock were issued to the members of ICR, pro rata, who were Kevin Gorman, Jon Fatula and Fred Anderson. Messrs. Gorman, Fatula and Anderson are executive officers of the Company. Kevin Gorman currently serves as Chief Operating Officer of the Company; Mr. Fatula serves as Vice President - Information Technology, and Mr. Anderson served as Vice President - Engineering until his resignation in July 2004. The Company has employed Messrs. Gorman, Fatula and Anderson since August 2003.

ICR is a consulting company with established clients in the automatic vehicle location ("AVL") industry. ICR's assets consist principally of customer and client relationships, which the Company plans to use in deploying and developing its wireless networks.

Principles of Consolidation

The consolidated financial statements for the year ended June 30, 2005 and 2004 consolidate the activities of SkyLynx Communications, Inc. and its subsidiaries SkyLynx Communications de Costa Rica S.A. (until its disposition in April 2005) ICR and Rover Telcom Corporation. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less when acquired, to be cash equivalents. The Company had no cash equivalents at June 30, 2005.

Property, Equipment and Depreciation

Property and equipment are stated at cost less accumulated depreciation.

Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which is estimated to be three to five years. Leasehold improvements are depreciated over the shorter of the asset life or lease term.

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated statements of operations.

Receivables

In the ordinary course of business, the Company provides credit to customers, performs credit evaluations of those customers and maintains an allowance for potential credit losses, which it periodically reviews for adequacy. Bad debt recoveries are charged against the allowance account as realized. Based on these factors, there is an allowance for doubtful accounts of $8,038 for the year ended June 30, 2005.

The Company has recorded a $50,000 note receivable in connection with the sale of assets to a third party. The note bears interest at 5% per year and is due and payable, together with principal in April 2007.

Loan Costs

Direct costs incurred in connection with the issuance of notes payable are deferred and amortized over the life of the guaranty . As of June 30, 2005, the Company incurred amortization expense of $11,475.

Valuation of Goodwill, Intangible Assets and Long-Lived Assets

     Effective January 1, 2002, we adopted Statement of Financial Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets . SFAS 142 eliminates the amortization of goodwill and indefinite-lived intangible assets, addresses the amortization of intangible assets with finite lives and addresses impairment testing and recognition for goodwill and intangible assets. SFAS No. 144 establishes a single model for the impairment of long-lived assets.

     Goodwill and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell.

Goodwill consisted of an amount recorded with the acquisition of SkyLynx Communications de Costa Rica in April 2004 ($69,300) and the acquisition of Interim Corporate Resources, LLC in December 2003 ($252,000) and the goodwill recorded by Rover with the acquisition of Net Asset in April 2002 ($117,039). In accordance with Statements of Financial Accounting Standard ("SFAS") No. 142, goodwill is not amortized but is tested for impairment once a year. During the year ended June 30, 2005, the Company sold SkyLynx Communications de Costa Rica and recorded an impairment of goodwill of $69,300. The Company also tested the impairment of the goodwill related to the acquisitions of Interim Corporate Resources, LLC and Net Asset and determined that $369,039 should be recorded as a loss due to the impairment of goodwill (The June 30, 2004 financials were re-stated as a transaction between entities under common control. Accordingly, after the re-statement, there was no goodwill related to the Net Asset acquisition).

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Revenue and Cost Recognition

The Company recognizes revenue ratably as services are provided. Amounts collected prior to the service being provided are reflected as deferred revenue.

Sources of Supplies

The Company relies on third-party networks, local telephone companies and other companies to provide data communications capacity. Although management feels alternative facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

Loss per Share

Net loss per share-basic excludes dilution and is determined by dividing loss available to common shareholders by the weighted average number of common shares outstanding during the period.

Net loss per share-diluted reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. As of June 30, 2005, there were no outstanding common stock equivalents; therefore, net loss per share-basic and net loss per share-diluted were equal at June 30, 2005.

Stock-based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123.

Financial Instruments and Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and the relatively minor balances of each individual account. The Company has provided for an allowance for doubtful accounts for the year ended June 30, 2005 based on management's estimate of the collectibility of accounts receivable.

The Company has determined, based on available market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value at June 30, 2005. Due to the short-term maturity of the instruments, the carrying amounts of cash, accounts receivable, accounts payable, and other accrued liabilities approximate fair value.

Research and Development

All research and development costs are expensed as incurred. During the years ended June 30, 2005 and 2004, the Company expensed $710,131 and $830,226, respectively of research and development costs.

Recent Accounting Pronouncements

Share-based Payment

In December 2004, the Financial Accounting Standards Board ("FASB") issued the revised SFAS No. 123, Share-Based Payment ("SFAS 123R"), which addresses the accounting for share-based payment transactions in which a Company obtains employee services in exchange for (a) equity instruments of the Company or (b) liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R eliminates the ability to account for employee share-based payment transactions using Accounting Principles Board Opinion ("APB") No. 25 and requires instead that such transactions be accounted for using the grant-date fair value based method. SFAS 123R will be effective as of the beginning of the first interim or annual reporting period that begins after January 1, 2006 (January 1, 2006 for the Company) and applies to all awards granted or modified after the effective date. In addition, compensation cost for the unvested portion of previously granted awards that remain outstanding on the effective date shall be recognized on or after the effective date, as the related services are rendered, based on the awards' grant-date fair value as previously calculated for the pro-forma disclosure under SFAS 123.

The impact of this statement on our financial statements or our results of operations in 2006 and beyond will depend upon various factors, among them, our future compensation strategy. We expect the effect of applying SFAS 123R on our results of operation in 2006 as it relates to existing option plans would not be materially different from the SFAS 123 pro forma effect previously reported.

Impairment of Debt and Equity Instruments

In March 2004, the FASB issued Emerging Issues Task Force ("EITF") Issue No. 03-1, " The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," which provides new guidance for assessing impairment losses on debt and equity investments. Additionally, EITF Issue No. 03-1 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB delayed the accounting provisions of EITF Issue No. 03-1; however, the disclosure requirements remain effective and have been adopted by the Company in these financial statements (see Note 2 to the Consolidated Financial Statements). We will evaluate the effect, if any, of EITF Issue No. 03-1 when final guidance is released.

(2) Related Party Transactions

As of June 30, 2005 the Company has loan payables due to its officers and director as follows:

Loans payable to an officer, at interest of 12%, unsecured, due on demand	$ 9,000
Loans payable to a board member, at interest of 8%, unsecured, due on demand	2,800

$ 11,800

During the year ended June 30, 2005 the Company issued 769,000 shares of its common stock in exchange for current year salaries and bonuses to its officers and employees. The stock issuances were recorded at the market value of the Company's common stock on the transaction date. Stock-based compensation expense of $111,900 was recognized in the accompanying consolidated financial statements for the year ended June 30, 2005.

During the year ended June 30, 2005, the Company issued 300,000 to four directors for personally guaranteeing a Company loan. The stock issuances were recorded at the market value of the Company's common stock on the transaction date. The Company recorded $45,900 as prepaid loan costs to be amortized over the life of the underlying note payable, which expires in September 2005. At June 30, 2005, the Company has recognized $11,475 as interest expense.

Effective April 5, 2005, the Company issued 12% Convertible Debentures to reflect unpaid accruals for salary, fees and unreimbursed expenses through March 31, 2005, to the following persons which are scheduled to mature in December 2006:

		Number of
	Amount of	Shares if	Price
	Debenture	Converted	Per Share
Gary L. Brown	$ 100,000	1,666,666	$.06
Kenneth L. Marshall	50,000	841,667	$.06
Clifford L. Neuman	41,448	690,800	$.06
Steven D. Smith	50,000	841,667	$.06

Total	241,448	4,040,800

During the year ended June 30, 2005, the Company issued 9,393,423 shares of its common stock in exchange for convertible debentures and related accrued interest, held by two officers and a director. The stock issuances were recorded at the market value of the Company's common stock on the transaction date. The Company recorded a loss on conversion of $291,131 as a reduction in additional paid in capital.

During the year ended June 30, 2005, the Company entered into an agreement with a shareholder. The shareholder paid the Company $105,000 in cash in exchange for the right to receive 20% of the future network revenues for certain geographical areas currently under development or planned for development and 20% equity ownership interest in the infrastructure built by the Company in the Orlando, FL metropolitan area. The agreement contains additional provisions that allows, but does not require the Company to buy back the shareholder's interest in the infrastructure at the termination of the agreement or beginning eighteen months from the date of the agreement. The proceeds were recorded as an increase to additional paid in capital during the year ended June 30, 2005 in the statement of stockholders' deficit.

During the year ended June 30, 2005, the Company issued 500,000 shares of its common stock to compensate members of the board of directors for their services as directors. The stock issuances were recorded at the market value of the Company's common stock on the transaction date. Stock-based compensation expense of $21,250 were recognized in the accompanying consolidated financial statements for the year ended June 30, 2005.

An officer contributed office space to the Company during the year ended June 30, 2004. The office space was valued at $100 per month based on the market rate in the local area and is included in the accompanying consolidated financial statements as contributed rent expense with a corresponding credit to additional paid-in capital. Contributed rent expense was $450 for year ended June 30, 2004.

During the year ended June 30, 2004 the Company issued 990,002 shares of its common stock in exchange for current year salaries and bonuses to its officers and employees. The stock issuance was recorded at the market value of the Company's common stock on the transaction date. Stock-based compensation expense of $345,480 was recognized in the accompanying consolidated financial statements for the year ended June 30, 2004. In addition, the Company issued 235,714 shares of its common stock in exchange for accrued salaries and bonuses to two of its employees. The stock issuances were recorded at the market value of the Company's common stock on the transaction date. Stock-based compensation expense of $195,643 was recognized in the accompanying consolidated financial statements.

During the year ended June 30, 2004 the Company issued 725,000 shares of its common stock to compensate members of the board of directors for their services as directors. The stock issuances were recorded at the market value of the Company's common stock on the transaction date. Stock-based compensation expense of $403,050 was recognized in the accompanying consolidated financial statements for the years ended June 30, 2004.

On October 15, 2004, the Board of Directors approved the issuance of convertible debentures to three officers, a director and the Company's outside counsel, in exchange for loans, salary and trade payables, at a market price of $0.08 and $0.10. The debentures are convertible to common stock at the option of the holders. The total debt that may be converted is $709,798. If all the debt were converted, an additional 8,066,582 shares would be issued, as follows:

	Number of	Conversion	Convertible
	shares	price	debenture
Convertible debenture issued to an officer in exchange for loan and salary payables	4,842,992	$0.08	$387,439
Convertible debenture issued to officers in exchange for loan and salary payables	1,475,000	$0.10	147,500
Convertible debenture issued to a board member in exchange for loan payables*	687,870	$0.10	68,787
Convertible debenture issued to an outside counsel in exchange for trade payables	1,060,720	$0.10	106,072

	8,066,582		$709,798

The above amounts are not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties.

(3) Property and Equipment

Property and equipment consisted of the following at June 30, 2005:

Computers and shop equipment	$31,345
ISP equipment	130,193
Leasehold improvements	2,220
Software	10,742

174,500
Less: accumulated depreciation	(147,089)

$27,411

Depreciation expense totaled $81,779 and $43,703 for the years ended June 30, 2005 and 2004, respectively.

(4) Capital Stock

Preferred Stock

The Board of Directors is authorized to issue shares of preferred stock in series and to fix the number of shares in such series as well as the designation, relative rights, powers, preferences, restrictions, and limitations of all such series. The Company had no preferred shares issued and outstanding at June 30, 2005.

Common Stock Issuances

During the year ended June 30, 2005 and 2004, the Company issued 2,200,000 shares and 1,302,200 shares, respectively of its common stock in exchange for merger, technology, lobbying and other consulting services. Stock issuances were recorded at the market value of the Company's common stock on the transaction date. Stock-based compensation expense of $199,300 and $674,672 were recognized in the accompanying consolidated financial statements for the year ended June 30, 2005 and 2004.

During the year ended June 30, 2005, the Company issued 93,986 shares in exchange for accounts payable of $12,218. The common stock was recorded at the fair value of the product received and charged to repairs and maintenance.

During the year ended June 30, 2005, the Company sold 2,091,588 shares of its common stock to unrelated third parties for gross proceeds totaling $165,000 ($.08/share).

During the years ended June 30, 2004, the Company issued 425,000 of its common stock to its attorneys in exchange for legal services. The stock issuances were recorded at the market value of the Company's common stock on the transaction date. Stock-based compensation expense of $213,250 was recognized in the accompanying consolidated financial statements for the year ended June 30, 2004.

Private Placement Memorandum dated August 31, 2003

In September 2003, the Company offered units consisting of 8 percent convertible promissory notes and common stock purchase warrants. Each note was convertible into shares of the Company's common stock at a price equal to the quoted market price on the day of sale less a discount of 30 percent. One warrant was offered for every two dollars in principal denomination of note purchased.

Each warrant entitled the holder to purchase one share of the Company's common stock at $3.00 per share for a period of two years. The Company closed the offering in February 2004 after selling 978,063 units for net proceeds of $873,645 after deducting $5,000 in offering costs. Each promissory note sold was immediately converted into shares of common stock. Accordingly, the transaction was accounted for as a sale of common stock. As of June 30, 2005, there are 436,823 warrants outstanding that expire through 2006.

Stock Warrants

On May 2, 2005, the Company granted to a consultant warrants to purchase 50,000 shares of its Common Stock. The warrants carry an exercise price of $0.30 per share and vest on the date of grant. No warrants have yet been exercised.

The market price of the Company's common stock on the date of grant was $0.075. The weighted average exercise price and weighted average fair value of these warrants as of May 2, 2005, were $0.30 and $0.02, respectively.

The fair value for the warrants granted during the year ended June 30, 2005 was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	4.35%
Dividend yield	0.00%
Volatility	85.61%
Weighted average expected life	3	Years

The following schedule summarizes the changes in the Company's outstanding stock awards:

	Options Outstanding		Weighted Average
	Number of	Exercise Price	Exercise Price
	Shares	Per Share	Per Share
Balance at July 31, 2004	436,823	$3.00	$3.00
Awards granted	50,000	$0.30	$0.30
Awards exercised	-	$0.00	$-
Awards cancelled/expired	-	$0.00	$-

Balance at July 31, 2005	486,823	$0.30 to $3.00	$2.72

(5) Income Taxes

     A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

	Year Ended
	June 30,
	2005	2004
U.S. federal statutory graduated rate	34.00%	34.00%
State income tax rate, net of federal benefit	5.74%	5.83%
Contributed rent	0%	-0.01%
Net operating loss for which no tax benefit is currently available	-39.74%	-39.82%

	0.00%	0.00%

At June 30, 2005, deferred tax assets consisted of a net tax asset of $3,115,540, due to operating loss carry forwards of $7,833,328, which was fully allowed for, in the valuation allowance of $3,115,540. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended June 30, 2005 and 2004 totaled $1,017,826 and $1,426,835, respectively. The current tax benefit also totaled $1,017,826 and $1,426,835 for the years ended June 30, 2005 and 2004, respectively. The net operating loss carry-forward expires through the year 2025.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized.

At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carry forwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

(6) Commitments and Contingencies

The Company and its subsidiaries lease office space and rooftops under non-cancelable operating leases. Future minimum rental payments under the leases are as follows:

June 30,
2006	87,466
2007	80,895
2008	18,420
2009	15,385

$202,166

Rent expense for the years ended June 30, 2005 and 2004 totaled $96,174 and $69,810, respectively.

The Company is a defendant in a civil action that was brought by OptiGate, Inc. currently pending in the United States District Court for the Northern District of California, Fresno Division, Civil Action No. 03 CE CG 03733, in which the Plaintiff is claiming damages arising from a breach of contract. The Company has filed a counterclaim in the matter. Subsequent to filing the case, the Plaintiff filed a voluntary petition in bankruptcy under Chapter 7 of the United States Bankruptcy Code. The Company plans to vigorously defend the case, which it believes to have no merit. Management of the Company believes that the likelihood of a material adverse outcome is remote and therefore, no amount has been reserved in the accompanying consolidated financial statements.

In April, 2002, Rover Telcom and the Company entered into an Asset Purchase and LockUp Agreement whereby Rover Telcom acquired 100 percent of the issued and outstanding shares of Net Assets in exchange for shares of the Company's common stock. This agreement was later amended to show that the Company shall issue and deliver to the seller, Inforum Communications, Inc., shares of common stock which, when sold in accordance with the provisions of the amendment, shall permit the buyer to realize net proceeds of $181,000. As of June 30, 2005, the Company has issued an additional 200,000 shares of restricted common stock to comply with this agreement, however, which may not realize the amount of proceeds required under the agreement and the Company may have to issue additional shares of common stock in the future.

(7) Note payable

In October 2004, the Company obtained a short-term loan for $500,000 for working capital needs, which is personally secured and guaranteed by certain officers and directors of the Company. Interest is at 12% percent. The loan matures on October 4, 2005. At June 30, 2005, the balance of $500,000 is included as a current liability.

In May 2005, the Company signed a short-term promissory note to a vendor for repayment of a $9,356.72 payable bearing interest at 6.00% and due on October 31, 2005. The loan requires monthly principal and interest payments of $1,600 and is personally guaranteed by a certain officer of the Company. At June 30, 2005, the balance due on this note is $7,697 and is included in the balance sheet as a current liability.

(8) Acquisition of ADTECH Systems, Inc.

On May 27, 2005, SkyLynx Communications, Inc. the (the "Company") executed a definitive Agreement and Plan of Merger ("the Merger Agreement") between and among the Company, an acquisition subsidiary SkyLynx Acquisition Company ("SAC"), and ADTECH Systems, Inc., a Texas corporation ("ADTECH"). The Merger Agreement provides for the Merger of SAC with and into ADTECH, with ADTECH to be the surviving corporation

Upon consummation of the Merger, all issued and outstanding shares of ADTECH common stock will be converted automatically into an aggregate of 9,249,998 shares of SkyLynx Series B Convertible Preferred Stock having a Stated Value of $.50 per share (the "Merger Securities"). The Series B Preferred Stock shall have the following rights and preferences:

Each issued and outstanding share of Series B Preferred shall entitle the holder to one (1) vote on any and all matters presented to the shareholders of SkyLynx for approval, including the election of directors. The Series B Preferred shall vote together with all other outstanding shares of voting securities, voting as a single class.

SkyLynx shall have the right to call for redemption any or all of the outstanding shares of Series B Preferred upon 30 days' written notice. The redemption price to be paid for the shares called for redemption (the "Redemption Price") shall be equal to the Stated Value thereof. Each holder of shares of Series B Preferred called for redemption shall have until the date immediately preceding the redemption date to convert the shares of Series B Preferred into Common Stock of SkyLynx.

Each share of Series B Preferred is convertible into one share of Common Stock, at any time, at the option of the holder, subject to adjustment under certain circumstances. In addition, each share of Series B Preferred will automatically convert into an equal number of shares of SkyLynx Common Stock on the fifth anniversary of the date of issue. In addition, each share of Series B Preferred will automatically convert into an equal number of shares of SkyLynx Common Stock in the event (i) there is a registration statement which has been declared effective by the SEC registering for resale the shares of common stock issuable upon such conversion (the "Conversion Stock") (ii) there is a public trading market for the Common Stock, and (iii) the closing bid price of the Common Stock on the principal trading market has been at least 150% of the Stated Value of the Series B Preferred for at least ten (10) consecutive trading days.

A liquidation preference of $0.50 per share of Preferred Stock, subordinate to the Stated Value of outstanding shares of Series B Preferred and senior to the rights of holders of Common Stock.

At closing, 4,585,054 of the Merger Securities will be deposited and held under a Closing Escrow Agreement which will provide that 1,146,263 shares will be released, pro rata, upon (i) the collection of the $2,200,000 account receivable from ComTek; an additional 1,146,263 shares will be released, pro rata, upon (ii) the conversion of certain debt into shares of the Series A Preferred Stock; an additional 1,146,263 shares will be released, all-or-none; (iii) when gross revenues for ADTECH as a standalone subsidiary exceeds $20,000,000 in any fiscal year within five (5) years from closing; and an additional 1,146,263 shares will be released, all-or-none (iv) when pre-tax net profit for ADTECH as a stand-alone subsidiary exceeds $500,000 in a fiscal year within five (5) years from closing.

An additional 5,212,946 shares of a Series A Convertible Preferred Stock of the Company (the "Series A Preferred") will be reserved for issuance in the transaction to the holders of outstanding ADTECH secured and unsecured debt in the approximate amount of $2.6 million, principal and accrued interest. To date, no holder of ADTECH secured or unsecured debt has agreed to accept shares of Series A Preferred Stock of SkyLynx in payment of their debt.

As of June 30, 2005, the Merger Agreement had not closed and on August 15, 2005 it was terminated without consummation. The termination resulted from the failure of the parties to consummate the transaction by the amended termination date of the Merger Agreement of August 15, 2005.

(9) Subsequent Events

In August 2005, the Company consummated the award of restricted shares of common stock to certain officers, directors and employees of the Company. The restricted stock awards were made in consideration of services to the Company. An aggregate of 1,115,000 shares of common stock were awarded to ten persons who are officers, directors or employees of the Company. The shares were issued for services and were valued at $.065 per share.

Effective June 30, 2005, Jon Fatula resigned as Vice President - Information Technology, however, Mr. Fatula continues to work in his capacity as a consultant and the chief architect of the network operations.

Effective September 28, 2005, Daniel J. Sullivan resigned as Chief Financial Officer of SkyLynx Communications, Inc. (the "Company").

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until ______________, 2006 (25 days after the date of this prospectus), all dealers effecting transactions in the shares offered by this prospectus whether or not participating in the offering may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.

SkyLynx Communications, Inc.

61,250,000 Shares of Common Stock

_____________________, 2006

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

          The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

          a.           The Company's Certificate of Incorporation and its By-laws require the Company to indemnify officers and directors to the fullest extent permitted by the Delaware General Corporation Law (DGCL).

          Section 145 of the DGCL provides that a corporation has the power to indemnify and hold harmless a director, officer, employer, or agent of the corporation who was or is made a party or is threatened to be made a party to any threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss actually and reasonably incurred by such person in connection with such a proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably in connection therewith.

          If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified againsvt expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its stockholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite such adjudication but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

          Where any such person is successful in any such proceeding, such person is entitled to be indemnified against expenses actualvly and reasonably incurred by him or her. In all other cases (unless order by a court), indemnification is made by the corporation upon determination by it that indemnification of such person is proper in the circumstances because such person has met the applicable standard or conduct.

          A corporation may advance expenses incurred in defending any such proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the person is not eligible for indemnification.

          b.           Article VII, Section 2 of Registrant's Certificate of Incorporation provides:

          No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section 2 of Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Item 25. Other Expenses of Issuance and Distribution.

          The estimated expenses of the offering, all of which are to be borne by us, are as follows:

SEC Filing Fee	$1,000
Printing Expenses	2,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	20,000
Blue Sky Fees and Expenses	5,000
Registrar and Transfer Agent Fee	500
Miscellaneous	2,500
Total	$41,000

Item 26. Recent Sales of Unregistered Securities

1. In December 2002, the Company issued an aggregate of 535,715 shares of common stock in connection with its acquisition of Rover Telcom Corporation. The shares were issued to a total of four persons, all of whom qualified as "accredited investors" within the meaning of Rule 502(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

2. In December 2002, the Company issued an aggregate of 42,857 shares of common stock to two persons in consideration of services. Both persons qualified as "accredited investors" within the meaning of Rule 502(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

3. In August 2002, the Company issued an aggregate of 235,715 shares of common stock to three executive officers of the Company in consideration of services. The three persons receiving the securities qualified as "accredited investors" within the meaning of Rule 502(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

4. In May 2003, the Company issued an aggregate of 3,228,806 shares of common stock to six officers and directors of the Company in consideration of services. The six persons qualified as "accredited investors" within the meaning of Rule 502(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

5. In January 2003, the Company issued an aggregate of 1,307,143 shares of common stock to two executive officers of the Company in consideration of services. Both persons qualified as "accredited investors" within the meaning of Rule 502(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

6. Between July 2003 and October 2003, the Company completed a private placement consisting of an aggregate of 211,333 warrants, each warrant exercisable to purchase one share of the Company's common stock at an exercise price of $.60 per warrant. The investors immediately exercised all warrants sold. The warrants and underlying common stock were sold to nine persons, each of whom qualified as an "accredited investor" within the meaning of Rule 502(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act and Regulation D there under.

7. In August 2003, the Company issued an aggregate of 625,000 shares to two consultants and two directors of the Company for consulting services. Each of the persons qualified as an "accredited investor" within the meaning of Rule 502(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

8. From November 2003 to November 2004, the Company completed a private placement consisting of eight percent (8%) convertible promissory notes and common stock purchase warrants. Each note was convertible into shares of the Company's common stock at a price equal to the market price on the date of sale less a discount of thirty percent (30%). Each warrant was exercisable for two years to purchase one additional share of common stock at an exercise price of $3.00 per share. All promissory notes sold in the private offering were immediately converted into shares of the Company's common stock. As a result of the offering, the Company sold an aggregate of 978,063 units for $873,645 and 436,823 warrants are outstanding. The securities were issued to an aggregate of 39 investors, each of whom qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act and Regulation D there under.

9. In December 2003, the Company issued an aggregate 700,000 shares of common stock in connection with its acquisition of Interim Corporate Resources, LLC, a Washington limited liability company. The shares were issued to three individuals, each of whom was an executive officer of the Company and an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

10. In February 2004, the Company issued an aggregate of 685,714 shares of common stock to five consultants for services. Each of the consultants qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

11. In March 2004, the Company issued an aggregate of 60,000 shares of common stock to two consultants for services. Each of the consultants qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

12. Between April and June 2004, the Company issued an aggregate of 650,000 shares of common stock to four consultants for services. Each of the consultants qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

13. In May 2004, the Company issued 300,000 shares in connection with its acquisition of SkyLynx de Costa Rica, S.A. The shares were issued to one individual who at the time was an executive officer of the Company and qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

14. Between July 2004 and May 2005, the Company issued 2,091,588 shares of common stock for cash consideration. The securities were issued to an aggregate of 14 investors, each of whom qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act and Regulation D there under.

15. Between August 2004 and May 2005, the Company issued an aggregate of 769,000 shares of common stock to four employees for services. Each of the employees qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

16. In September 2004, the Company issued an aggregate of 500,000 shares of common stock to two members of the Board of Directors for services. The directors qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

17. Between July 2004 and June 2005, the Company issued an aggregate of 2,000,000 shares of common stock to nine consultants for services. Each of the consultants qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

18. In October 2004, the Company issued an aggregate of 200,000 shares of common stock in connection with its acquisition of Interim Corporate Resources, LLC, a Washington limited liability company. The shares were issued to "accredited investors" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

19. In February 2005, the Company issued an aggregate of 300,000 shares of common stock to four directors for their agreement to serve as loan guarantors. Each of the directors qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

20. In February 2005, the Company issued an aggregate of 93,986 shares of common stock to a vendor in exchange for product and services. The vendor qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

21. In May 2005, the Company issued an aggregate of 9,393,423 shares of common stock to three executive officers of the Company in conversion of debentures. These executive officers qualified as "accredited investors" within the meaning of Rule 502(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions and restrictive legend, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

22. In August, 2005, we issued or agreed to issue, an aggregate of $3.0 million in 8% convertible notes and warrants exercisable to purchase up to 10,000,000 shares of our common stock. The securities were sold to four investors, each of which represented that it qualified as a "accredited investor" within the meaning of Rule 501(a) of Regulation D. The securities, which were taken for investment purposes and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption set forth in Section 4(2) and Rule 506 of Regulation D under the Securities Act.

Item 27. Exhibits

    The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:
Exhibit No.	Title
2.1	Letter of Understanding dated December 13, 2001 (Incorporated by reference from Current Report on Form 8-K filed May 15, 2002.
2.2	Option Agreement dated December 13, 2001 (Incorporated by reference from Current Report on Form 8-K filed May 15, 2002.
2.3

Agreement and Plan of Reorganization between Rover Telcom Corporation, Shareholders of Rover Telcom Corporation and Basic Technologies, Inc. (Incorporated by reference from Current Report on Form 8-K filed September 9, 2002).

2.4	Asset Purchase and Lock-Up Agreement by and Between Rover Group, Inc. and Inforum Communications, Inc. (Incorporated by reference from Current Report on Form 8-K Filed September 9, 2002)
2.5	Agreement and Plan of Merger between Basic Technologies, Inc. and StarCom Wireless Networks, Inc. (Incorporated by reference from Current Report on Form 8-K Filed May 7, 2003)
2.6	Agreement And Plan Of Reorganization by and Among SkyLynx Communications, Inc. Interim Corporate Resources LLC (Incorporated by reference from Current Report on Form 8-K filed December 23, 2003)
2.7	Agreement and Plan of Merger dated May 27, 2005, between the Company and ADTECH Systems, Inc. (Incorporated by reference from Current Report on Form 8-K filed May 31, 2005)
2.8	Amendment No. 1 to Agreement and Plan of Merger dated June 27, 2005, between the Company and ADTECH Systems, Inc. (Incorporated by reference from Current Report on Form 8-K filed June 29, 2005)
2.9	Agreement and Plan of Merger dated November 29, 2005 between the Company and Vetco Hospitals, Inc. (Incorporated by reference from Current Report on Form 8-K filed December 5, 2005)
2.10

Agreement and Plan of Merger between the Company and Digital Computer Integration Corporation, et al. dated December 16, 2005 (Incorporated by reference from Quarterly Report on Form 10-QSB filed December 19, 2005)

3.1	Certificate of Incorporation of StarCom Wireless Networks, Inc. (Incorporated by reference from Current Report on Form 8-K filed May 7, 2003).
3.2	ByLaws of StarCom Wireless Networks, Inc. (Incorporated by reference from Current Report on Form 8-K filed May 7, 2003).
3.3

Certificate of Amendment to Certificate of Incorporation changing the name of the Company to SkyLynx Communications, Inc. (Incorporated by reference from Current Report on Form 8-K filed September 29, 2003).

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3.4	Articles of Incorporation of Rover Telcom Corporation (Incorporated by reference from Current Report on Form 8-K filed September 9, 2002).
3.5	By-Laws of Rover Telcom Corporation (Incorporated by reference from Current Report on Form 8-K Filed September 9, 2002)
4.1	Amended and Restated 2003 Equity Incentive Plan dated April 13, 2004 (Incorporated by reference from the Registration Statement on Form S-8 filed on January3, 2005)
5.0	Opinion of Clifford L. Neuman, P.C. and consent
9.0	Trust Agreement dated June 15, 2002 (Incorporated by reference from Annual Report on Form 10-KSB dated June 30, 2002 filed on October 15, 2002.
10.1	Press Release dated July 17, 2003 Announces Termination Of Letter Of Intent And New Strategic Direction (Incorporated by reference from Current Report on Form 8-K filed July 17,2003)
10.2	SkyLynx Communications, Inc. 2002 Equity Incentive Plan (Incorporated by reference from Registration Statement on Form S-8 filed December 8, 2003)
10.3	Consultation and Securities Compensation Agreement between the Company and Carl Dilley dated November 4, 2003 (Incorporated by reference from Registration Statement on Form S-8 filed December 8, 2003)
10.4

Consultation and Securities Compensation Agreement between the Company and Clifford L. Neuman dated November 4, 2003 (Incorporated by reference from Registration Statement on Form S-8 filed December 8, 2003)

10.5	Stock Option Agreement between the Company and Carl Dilley (Incorporated by reference from Registration Statement on Form S-8 filed December 8, 2003)
10.6	Common Stock Purchase Agreement between Gus Yepes and SkyLynx Communications, Inc. (Incorporated by reference from Current Report on Form 8-K filed May 14, 2004)
10.7	Joint Venture Agreement between Inversiones Sinalco, S.A., IdNet, S.A., and SkyLynx Communications Inc. (Incorporated by reference from Current Report on Form 8-K filed May 14, 2004)
10.8	Escrow Agreement between Gus Yepes and SkyLynx Communications, Inc. . (Incorporated by reference from Current Report on Form 8-K filed May 14, 2004)
10.9	AVL Business Brochure (Incorporated by reference from Current Report on Form 8-K filed June 29, 2004)
10.10	Stock Purchase Agreement between the Company and OrbiLynx Communications, Inc. dated April ___, 2005 (Incorporated by reference from Current Report on Form 80K filed April 25, 2005
10.11	Letter of Intent between the Company and ADTECH Systems, Inc. dated May 2, 2005 (Incorporated by reference from Current Report on Form 8-K filed May 5, 2005)
10.12	Form of Convertible Debenture (Incorporated by reference from Current Report on Form 8-K filed May 9, 2005)
10.13	Securities Purchase Agreement between the Company and AJW Partners, LLC, et al. dated July 29, 2005 (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)
10.14	Security Agreement between the Company and AJW Partners, LLC, et al. dated July 29, 2005 (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)
10.15	Intellectual Property Agreement between the Company and AJW Partners, LLC, et al. dated July 29, 2005 (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)
10.16	Stock Purchase Warrant for AJW Partners, LLC (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)
10.17	Stock Purchase Warrant for AJW Offshore Ltd. (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)
10.18	Stock Purchase Warrant for AJW Qualified Partners, LLC (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)
10.19	Stock Purchase Warrant for New Millennium Capital Partners II, LLC (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)
10.20	Transfer Agent Instructions (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)

55

10.21	Registration Rights Agreement between the Company and AJW Partners, LLC, et al. dated July 29, 2005 (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)
10.22	Guaranty and Pledge Agreement between the Company and AJW Partners, LLC, et al. dated July 29, 2005 (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)
10.23	Callable Secured Convertible Note for AJW Partners, LLC (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)
10.24	Callable Secured Convertible Note for AJW Offshore Ltd. (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)
10.25	Callable Secured Convertible Note for AJW Qualified Partners, LLC (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)
10.26	Callable Secured Convertible Note for New Millennium Capital Partners II, LLC (Incorporated by reference from Current Report on Form 8-K filed August 8, 2005)
10.27	Joint Venture Agreement between the Company and PS III Holdings, LLC dated March 23, 2005 (Incorporated by reference from Current Report on Form 8-K filed November 3, 2005)
10.28	Letter Agreement dated December 15, 2005 between the Company and AJW Partners, LLC, et. al.
10.29	Commercial Security Agreement dated October 27, 2005, between the Company and Digital Computer Integration Corporation
10.30	Form of Secured Promissory Note
14.1	Code of Ethics (Incorporated by reference from the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004.)
17	Resignation letter From Steven S. Jesson dated September 2, 2004 (Incorporated by reference from Current Report on Form 8-K filed September 3, 2004)
23.1	Consent of Clifford L. Neuman, P.C., contained in Exhibit 5.0
23.2	Consent of Cordovano & Honeck, LLP, certified public accountants

___________________________________

Item 28. Undertakings

          The undersigned registrant hereby undertakes to:

          (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

          (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized. In the City of Sarasota, Florida, on the 30th day of December, 2005.
SKYLYNX COMMUNICATIONS, INC.

Date: December 30, 2005	By:	/s/ Gary L. Brown Gary L. Brown, Chief Executive Officer

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gary L. Brown	Chief Executive Officer and Director	December 30, 2005
Gary L. Brown	(Principal Executive Officer)

/s/ Steven D. Smith	Chief Operating Officer
Steven D. Smith	Director	December 30, 2005

/s/ Stephen L. Rogers
Stephen L. Rogers	Director	December 30, 2005

/s/ Robert D. Weiss
Robert D. Weiss	Director	December 30, 2005

/s/ Alfredo Chang
Alfredo Chang	Director	December 30, 2005